UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 21, 2007

SENTRA CONSULTING CORP.
(Exact name of Registrant as specified in its charter)

Nevada	000-52706	20-5297544
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Sentra Consulting Corp.
15 Hoover Street
Inwood, New York 11096
(Address of principal executive offices)

(516) 592-5600
(Registrant's Telephone Number, Including Area Code)

466 Central Avenue, Suite 200
Cedarhurst, New York 11516
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

On December 21, 2007, Sentra Consulting Corp. (“Sentra” or the “Company”) entered into an Exchange Agreement (the “Exchange Agreement”) with Karat Platinum LLC, a New York limited liability company (“Karat Platinum”), and the members of Karat Platinum (the “Karat Members”). The consummation of the transactions contemplated by the Exchange Agreement were in accordance with the terms of the Letter of Intent dated June 21, 2007, as amended, between the parties.

Pursuant to the terms of the Exchange Agreement, Sentra acquired 100% of the membership interests of Karat Platinum by purchasing from the Karat Members all of their respective membership interests in Karat Platinum. In consideration therefore, Sentra issued to the Karat Members an aggregate of 30,000,000 shares of Sentra's common stock, representing 90.43% of the issued and outstanding stock of Sentra. As a result of the transactions contemplated by the Exchange Agreement (hereinafter referred to as the “Exchange”), Karat Platinum became a wholly-owned subsidiary of the Company.

Each of the Karat Members who exchanged their membership interests for Sentra common stock entered into a Lock-Up Agreement with the Company whereby each member agreed that until December 21, 2009 he or she will not sell any of the shares of common stock of Sentra. Although the Lock-Up Agreement provides for customary exceptions for transfers to family members and gifts, each transferee must agree to be bound by the transfer restrictions of the Lock-Up Agreement. In addition, the provisions of the agreement could be waived upon the approval of 80% of the Board of Directors of the Company.

For all the terms of the Exchange Agreement, reference is hereby made to such agreement annexed hereto as Exhibit 10.17. For all the terms of the Lock-Up Agreement, reference is hereby made to the form of such agreement annexed hereto as Exhibit 10.18. All statements made herein concerning such agreements are qualified by references to said exhibits.

Section 2 - Financial Information

Item 2.01. Completion of Acquisition or Disposition of Assets

The disclosure set forth above under Item 1.01 (Entry into a Material Definitive Agreement) is hereby incorporated by reference into this Item 2.01.

Sentra was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange of 1934, as amended (the “Exchange Act”)) immediately before the Exchange. Accordingly, pursuant to the requirements of Item 2.01(a)(f) of Form 8-K, set forth below is the information that would be required if the Company were filing a general form for registration of securities on Form 10-SB under the Exchange Act, reflecting the Company’s common stock, which is the only class of its securities subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act upon consummation of the transactions contemplated by the Exchange Agreement, with such information reflecting the Company and its securities upon the Exchange.

The Exchange is being accounted for as a reverse-merger, equivalent to a recapitalization, through the issuance of stock by Sentra for the net monetary assets and recapitalization of Karat Platinum for financial reporting purposes. Consequently, the assets and liabilities and the operations that will be reflected in the historical financial statements prior to the Exchange will be those of Karat Platinum and will be recorded at the historical cost basis of Karat Platinum, and the consolidated financial statements after completion of the Exchange will include the assets and liabilities of the Company and Karat Platinum, historical operations of Karat Platinum and operations of the Company from the closing date of the Exchange.

DESCRIPTION OF BUSINESS

As used in this Form 8-K, references to “Sentra,” the “Company,” “we,” “our” or “us” refer to Sentra Consulting Corp., and unless indicated otherwise, includes our subsidiary, Karat Platinum.

Forward Looking Statements

This Current Report on Form 8-K contains forward-looking information. Forward-looking information includes statements relating to future actions, acceptance in the marketplace of our products, payment of our outstanding obligations, future performance, costs and expenses, interest rates, outcome of contingencies, financial condition, results of operations, liquidity, business strategies, cost savings, objectives of management, and other such matters of the Company. The Private Securities Litigation Reform Act of 1995 provides a “safe harbor” for forward-looking information to encourage companies to provide prospective information about themselves without fear of litigation so long as that information is identified as forward-looking and is accompanied by meaningful cautionary statements identifying important factors that could cause actual results to differ materially from those projected in the information.

Forward-looking information may be included in this Current Report on Form 8-K or may be incorporated by reference from other documents filed with the Securities and Exchange Commission (the “SEC”) by us. You can find many of these statements by looking for words including, for example, “believes,” “expects,” “anticipates,” “estimates” or similar expressions in this Current Report on Form 8-K or in documents incorporated by reference in this Current Report on Form 8-K. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information or future events.

We have based the forward-looking statements relating to our operations on management's current expectations, estimates, and projections about us and the industry in which we operate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that we cannot predict. In particular, we have based many of these forward-looking statements on assumptions about future events that may prove to be inaccurate. Accordingly, our actual results may differ materially from those contemplated by these forward-looking statements. Any differences could result from a variety of factors, including, but not limited to general economic and business conditions, competition, and other factors.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following factors and other information in this prospectus before deciding to invest in our company. If any of the following risks actually occur, our business, financial condition, results of operations and prospects for growth would likely suffer. As a result, you could lose all or part of your investment.

Risk Factors Relating to Our Company

1. Our independent registered public accounting firm’s report expresses substantial doubt about our ability to continue as a “going concern”, and you may lose your entire investment in our Company.

As of September 30, 2007, we had an accumulated deficit of $5,783,482 and have never been profitable. Our ability to obtain profitability in the future depends in part on the rate of growth of our target markets, the acceptance of our products, the competitive position of our products, our ability to obtain new customers, and our ability to manage expenses. If we continue incurring losses and fail to achieve profitability, we may have to cease our operations and you may lose your entire investment.

Our financial condition raises substantial doubt that we will be able to operate as a “going concern”, and our auditors included an explanatory paragraph regarding this uncertainty in their report on our financial statements. These financial statements do not include any adjustments that might result from the uncertainty as to whether we will achieve status as a “going concern”. Our ability to achieve status as a “going concern” is dependent upon our generating cash flow sufficient to fund operations and to pay our debt obligations. Our business plans may not be successful in addressing these issues. If we cannot achieve status as a “going concern”, you may lose your entire investment in our Company.

2. During the next twelve months, we will be required to repay approximately $7,807,838 in current liabilities. We do not have the funds necessary to meet these obligations.

Over the next twelve months, we will be required to repay approximately $7,807,838 to our noteholders, not including accrued interest. We do not have sufficient funds to repay this debt. Furthermore, several of the noteholders of the Company are holding a lien and first priority security interest in all the assets of Karat Platinum. Accordingly, if we are unable to raise the required capital to meet our obligations, such secured noteholders can foreclose on the assets of Karat Platinum and force us to file for bankruptcy protection. We currently do not have any arrangements or agreements to raise the required capital to pay these debts.

3. We may not be able to compete effectively in our industry, which will have a negative affect on our ability to generate revenues. Consequently, you may lose your entire investment.

The manufacture and distribution of jewelry is a highly competitive industry. While we believe that our platinum alloy technology provides us with a competitive edge in the platinum jewelry market, we continue to compete with major domestic and international companies in the jewelry market in general. Many of these competitors have significantly greater financial, technical, marketing and human resources than we have. There can be no assurance that other jewelry manufacturers will not develop low-cost, high-volume platinum jewelry production capabilities, better processes or technologies or develop other competitive advantages over us, thereby providing greater competition for us and materially effect our business prospects.

3. Our lack of business diversification could have a negative impact on our financial performance if we do not generate revenue from our products or such revenues decrease.

We expect that our business will consist solely of the sale of platinum jewelry made from platinum alloy. We currently have no other planned lines of business or other sources of revenue. Our lack of business diversification could cause us to be unable to generate revenues since we do not have any other lines of business or alternative revenue sources other than the sale of platinum jewelry products.

4. We depend solely on our relationship with Agosi to convert pure platinum into our platinum alloy.

Karat Platinum entered into a Cooperation and License Agreement with Allgemeine Gold - und Silberscheideanstalt AG (“Agosi”). It is solely as a result of this agreement that Karat Platinum became the exclusive worldwide distributor and co-patent applicant for platinum alloy. Our ability to produce platinum alloy jewelry is dependent exclusively upon our agreement and relationship with Agosi. Accordingly any adverse changes to our relationship with Agosi, or if Agosi discontinues operations, or fails to provide our platinum alloy requirements would adversely affect our results of operations. We have no contingent contracts or agreements in place to manufacture and supply our platinum alloy.

5. Our agreement with Agosi imposes minimum purchase requirements of the platinum alloy. In the event Karat Platinum fails to purchase its minimum obligation in any year, we will be required to pay liquidated damages.

Pursuant to the Cooperation and License Agreement with Agosi, we are subject to minimum purchase requirements of platinum alloy per year. In years 2005 and 2006, we did not meet our minimum purchase requirements. We will not meet our minimum purchase requirement for 2007. If we fail to purchase our minimum obligations in any given year, we would be required to pay liquidated damages in the amount of 50% of the applicable purchase price we would have paid to Agosi for the quantity of alloy we did not purchase. Although the amount of damages can not be ascertained, the payment of any liquidated damages to Agosi would have a material adverse effect of our income.

6. We have no written agreements with any of our suppliers of pure platinum or with any of our jewelry manufacturers.

We obtain our supply of pure platinum through open market transactions with such suppliers. As such, we cannot provide any assurances that any supplier will supply or deliver in a timely manner the pure platinum we require for conversion into platinum alloy. Further, we have no written agreements upon which we can rely upon to enforce the continued supply and delivery of pure platinum by these suppliers to Karat Platinum.

Similarly, we rely entirely on verbal agreements with manufacturers of our platinum alloy jewelry. As such, we cannot provide any assurances that any such manufacturer will perform under the terms of our verbal agreements, or provide the quality, quantity and supply of the platinum jewelry products we sell.

7. The availability and cost of precious metals and semi-precious metals could have a material adverse effect on our results of operations and financial condition.

The jewelry industry in general is effected by fluctuations in the prices of precious metals and semi-precious metals. The availability and prices of platinum may be influenced by the platinum mine’s, political instability in exporting countries and inflation. Shortages of these materials or sharp changes in their prices could have a material adverse effect on our results of operations or financial condition.

Our platinum alloy is made from 58.5% platinum and 41.5% cobalt and copper which we obtain from Agosi. Increases in the market price of the platinum, cobalt and copper we use would increase our costs and adversely affect our operating results. Conversely, decreases in the market price of platinum used to manufacture jewelry could require us to reduce the carrying value of the platinum owned by us, which could be substantial, in the period in which the change in market value occurs. We do not engage in hedging transactions to protect against this potential risk.

Prices for our products generally are determined by reference to the current market price of platinum. Consequently, our sales could be affected by significant increases, decreases, or volatility in the price of platinum. There can be no assurance, if the price of platinum were to move substantially above or substantially below current price levels and remain as such for a prolonged period of time, that such increase or decrease would not have an adverse effect on our results of operations. In addition, our results of operations may be adversely affected during periods of extreme volatility in the price of platinum since many customers may elect to defer purchases until the price of platinum has become relatively stable.

8. The change in the exchange rate between the United States dollar and foreign currencies is volatile and may negatively impact our costs which could adversely affect our operating results.

Since Agosi, our pure platinum suppliers, and our jewelry manufacturers are located throughout the world, we expect to incur a certain amount of our costs for our products in foreign currencies which are settled in United States dollars. As a result, fluctuations in foreign currency exchange rates may adversely affect our cost and results of operations. Although we may use hedging techniques in the future (which we currently do not use), we may not be able to eliminate the effects of currency fluctuations. Thus, exchange rate fluctuations could have a material adverse impact on our operating results.

9. We currently do not have the funds required to effect our marketing plan.

Our business strategy is designed to expand sales of our platinum alloy jewelry in the United States by taking advantage of our manufacturing process and promoting our jewelry designs. Our ability to implement our plans will depend primarily on the ability to expand our penetration in the United States and develop and implement a marketing strategy plan. There is no certainty, assuming we could develop and implement a marketing strategy plan and ultimately establish additional merchandising relationships in the United States, when such events might occur or to what extent. We currently do not have the funds required to effect any such marketing plan. If we fail to obtain the required funds to implement our marketing plan, we may not be able to expand our customer base and generate revenues.

10. Our patent application is pending and may never be approved. In the event the application is rejected, our platinum alloy technology may be exposed to competitors attempting to use such technology and competing with us.

Karat Platinum and Agosi have jointly applied for patent protection of our platinum alloy which is currently pending. There can be no assurance that our platinum alloy would qualify for patent protection, or to the extent of the enforceability of any patent that might be granted. In the event the application is rejected, our platinum alloy technology may be exposed to competitors attempting to use such technology to compete with us. The ability of others to build upon our platinum alloy process and develop similar, if not better applications to our platinum alloy conversion process, could have an adverse competitive impact on our sales.

11. Currently there are two petitions pending against Karat Platinum by the Jewelers Vigilance Committee to cancel both registered trademarks and our applications for registration of our trademarks.

The Jewelers Vigilance Committee has filed two petitions against Karat Platinum with the Trademark Trial and Appeal Board. The first petition, filed in August 2004, seeks the cancellation of six of the Company’s registered trademarks. The second petition, filed in September 2007, opposes the Company’s application to federally register the Karat Platinum mark. In the event such marks are cancelled or our application is denied, our ability to market our platinum alloy products utilizing such trademarks would be curtailed, resulting in our having to develop new trademarks, which would be expensive and time consuming adversely affecting our ability to generate revenues.

12. Defending against intellectual property infringement or other claims could be expensive and disruptive to our business. If we are found to infringe the proprietary rights of others, we could be required to redesign our products, pay royalties or enter into license agreements with third parties.

In the industry in which Karat Platinum operates, there is frequent litigation based on allegations of infringement or other violations of intellectual property rights. As the number of participants in the Company’s market increases and the number of patents and other intellectual property registrations increase, the possibility of intellectual property claims against us grows. The Company cannot assure you that a third party would not in the future assert that our platinum alloy production technology, or the manner in which it operates the business, violates a third party’s intellectual property rights. From time to time, in the ordinary course of business, the Company may become subject to legal proceedings and claims relating to the intellectual property rights of others, and it expects that third parties may assert intellectual property claims against the Company. Any claims, whether with or without merit, could:

•  be expensive and time consuming to defend;

•  prevent the Company from operating its business, in whole or in part;

•  cause the Company to cease developing, licensing or using all or any part of its platinum alloy production technology that incorporate the challenged intellectual property;

•  require the Company to redesign its products or services, which may not be feasible;

•  result in significant monetary liability;

•  divert management’s attention and resources; and

•  Require the Company to pay royalties or enter into licensing agreements in order to obtain the right to use necessary technologies, which may not be possible on commercially reasonable terms.

The Company cannot assure you that third parties would not assert infringement claims against it in the future with respect to the platinum alloy or any of its other current or future products or that any such assertion would not require the Company to cease providing such products, try to redesign its products , enter into royalty arrangements, if available, or litigation that could be costly. Any of these events could have a material adverse effect on the Company’s business, financial condition and results of operations.

13. Our agreement with Agosi regarding our exclusive license for the platinum alloy production will expire in two years. In the event this agreement is not renewed, we may lose our exclusivity to sell our platinum alloy jewelry.

Karat Platinum’s platinum alloy production technology is subject to a 5-year license agreement with Agosi. Under the terms of this license, Karat Platinum has the exclusive worldwide ability to produce jewelry for a 5 year period ending in 2009. If this license is not renewed upon expiration, or if this license should terminate for any reason prior to its expiration, we would lose our exclusivity to sell our platinum alloy jewelry products which would have a material adverse effect on Karat Platinum’s business and results of operations.

14. We have a history of losses and expect losses in the future.

For the fiscal year ended March 31, 2007, Karat Platinum incurred a net loss of $1,154,426. In addition, for the six months ended September 30, 2007, the Company recorded a net loss of $1,825,326. We are expecting losses over the next twelve months because we do not yet have revenues sufficient to offset the expenses associated with the development and the marketing of our business. We cannot guarantee that we will ever be successful in generating adequate revenues in the future. We recognize that if we are unable to generate adequate revenues, we will not be able to earn profits or continue operations. There is limited history upon which to base any assumption as to the likelihood that we will prove successful, and we can provide investors with no assurance that we will generate sufficient operating revenues or ever achieve profitable operations.

15. A significant portion of our sales depend upon purchases by a limited number of our customers.

For the period ending September 30, 2007, 4 customers accounted for approximately 94% of sales. Adverse changes in any of these relationships, a significant reduction in their orders, or the inability to enter into relationships with new customers, would negatively impact our operating results. In addition, at this point we have only a limited number of customers, and our inablity to secure new customers would negatively impact our operating results. We have no written agreements with any such major customers, and our arrangements may not remain in effect on current or similar terms and the net impact of future pricing options may adversely impact our revenue.

16. Fluctuations in our quarterly and annual operating results may affect our stock price.

We may experience significant fluctuations in our future quarterly and annual operating results due to a variety of factors, may of which are outside our control. Factors that may adversely affect our quarterly operating results include: our ability to attract and retain new customers, our ability to efficiently meet the design and production requirements of our customers, market prices of the supply of the materials used to produce out platinum alloy, and market acceptance of our jewelry products. Further factors impacting the success of our operations are increases in expenses associated with continued sales growth, our ability to control costs, management's ability to evaluate the public's taste and new orders to target satisfactory profit margins, our capacity to develop and manage the introduction of new designed products, and competition. Quality control is also essential to our operations, since customers demand compliance with design and product specifications and consistency of production. There can be no assurance that the revenue growth will be sustained on a quarterly or annual basis.

In addition, retail sales of jewelry are greater in the fourth quarter of the calendar year which includes the holiday selling season. It has been management's experience that our and our customers' purchases are seasonally sensitive causing a significant portion of our sales to be concentrated in the fall in anticipation of the holiday season.

17. The sale of our jewelry is dependent upon a strong economy.

Retail jewelry sales are sensitive to fluctuations in the economic cycle. Unfavorable general economic conditions have an adverse effect on consumer spending, and therefore on our business. There can be no assurance that unfavorable general economic conditions or a downturn in consumer confidence could in the future have an adverse effect on consumer spending preferences and, therefore, on our business.

18.  If we are unable to obtain additional funding, our business operations will be adversely affected.

We will require funds to operate our business, develop, and effectuate a marketing program and address all the necessary infrastructure, technological and sales concerns. We anticipate that we will incur a minimum of $17,000,000 in expenses in order to fund our continued operations over the next twelve months, not including amounts owed under our current debt obligations. These expenses are anticipated to include costs of product sold, general office, marketing, development related expenses and hiring employees. Such funds may come from the sale of equity and/or debt securities and/or loans. Additional capital will be required to effectively support the operations and to otherwise implement our overall business strategy. The inability to raise the required capital will restrict our ability to grow and may reduce our ability to continue to conduct business operations. If we are unable to obtain necessary financing, we will likely be required to curtail our development plans which could cause the company to become dormant. We currently do not have any arrangements or agreements to raise additional capital. Any additional equity financing may involve substantial dilution to our then existing shareholders.

19. The Company’s management group owns or controls a significant number of the outstanding shares of its Common Stock and will continue to have significant ownership of its voting securities for the foreseeable future.

Following the acquisition of Karat Platinum, the Company’s management owns approximately 68% of the Company’s issued and outstanding shares of common stock (assuming the conversion of the debt held by Bonnie Septimus into Series A Convertible Preferred stock and Series B Convertible Preferred stock and the subsequent conversion of the preferred stock to common stock). As a result, these persons will have the ability, acting as a group, to effectively control the Company’s affairs and business, including the election of directors and subject to certain limitations, approval or preclusion of fundamental corporate transactions. This concentration of ownership may affect the following:

•	election of our board of directors;

•	removal of any of our directors;

•	amendment of our Articles of Incorporation or bylaws;

•	adoption of measures that could delay or prevent a change in control or impede a merger, takeover or other business combination involving us; and

•	approval of significant corporate transactions.

20. We are heavily dependent upon the services our current management including David Neuberg, Howard Slochowsky and Gary Jacobs. The loss of any of these individuals, upon whose relationships, knowledge, leadership and technical expertise upon which we rely, would harm our ability to execute our business plan.

We are dependent on the continued contributions of our current management, specifically, David Neuberg, Chief Executive Officer and President, Howard Slochowsky, our Senior Vice President of Operations, and Gary Jacobs, our Chief Financial Officer and Chief Operating Officer, whose relationships, knowledge, leadership and experience in the jewelry industry would be difficult to replace. We have no key-man life insurance on any of these individuals. Our success is also heavily dependent on our ability to retain and attract experienced agents and sales professionals to market and sell our jewelry products. If we were to lose our current management, our ability to execute our business plan would be harmed and we may be forced to cease operations until such time as we could hire suitable replacements.

21. Because we do not have an audit or compensation committee, shareholders will have to rely on our directors, who are not independent, to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. Indeed, we do not have any audit or compensation committee. These functions are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions.

22. If we fail to develop and maintain an effective system of internal controls, we may not be able to accurately report our financial results or prevent fraud; as a result, current and potential shareholders could lose confidence in our financial reports, which could harm our business and the trading price of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and effectively prevent fraud. Section 404 of the Sarbanes-Oxley Act of 2002 requires us to evaluate and report on our internal controls over financial reporting and have our independent registered public accounting firm annually attest to our evaluation, as well as issue their own opinion on our internal controls over financial reporting, beginning with our Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008. We plan to prepare for compliance with Section 404 by strengthening, assessing and testing our system of internal controls to provide the basis for our report. The process of strengthening our internal controls and complying with Section 404 is expensive and time consuming, and requires significant management attention. We cannot be certain that the measures we will undertake will ensure that we will maintain adequate controls over our financial processes and reporting in the future. Furthermore, if we are able to rapidly grow our business, the internal controls that we will need will become more complex, and significantly more resources will be required to ensure our internal controls remain effective. Failure to implement required controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we or our auditors discover a material weakness in our internal controls, the disclosure of that fact, even if the weakness is quickly remedied, could diminish investors’ confidence in our financial statements and harm our stock price. In addition, non-compliance with Section 404 could subject us to a variety of administrative sanctions, including the suspension of trading, ineligibility for listing on one of the Nasdaq Stock Markets or national securities exchanges, and the inability of registered broker-dealers to make a market in our common stock, which would further reduce our stock price.

Risks Relating To Our Common Shares

23. We may, in the future, issue additional common shares, which would reduce investors' percent of ownership and may dilute our share value.

Our Articles of Incorporation authorizes the issuance of 100,000,000 shares of common stock, of which 44,671,000 shares are issued and outstanding, assuming all outstanding warrants, and preferred stock have been converted into commons stock. The future issuance of common stock may result in substantial dilution in the percentage of our common stock held by our then existing shareholders. We may value any common stock issued in the future on an arbitrary basis. The issuance of common stock for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by our investors, and might have an adverse effect on any trading market for our common stock.

24. Our common shares are subject to the "Penny Stock" Rules of the SEC and the trading market in our securities is limited, which makes transactions in our stock cumbersome and may reduce the value of an investment in our stock.

The Securities and Exchange Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock," for the purposes relevant to us, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require:

•	that a broker or dealer approve a person's account for transactions in penny stocks; and

•	the broker or dealer receive from the investor a written agreement to the transaction, setting forth the identity and quantity of the penny stock to be purchased.

In order to approve a person's account for transactions in penny stocks, the broker or dealer must:

•	obtain financial information and investment experience objectives of the person; and

•
make a reasonable determination that the transactions in penny stocks are suitable for that person and the person has sufficient knowledge and experience in financial matters to be capable of evaluating the risks of transactions in penny stocks.

The broker or dealer must also deliver, prior to any transaction in a penny stock, a disclosure schedule prescribed by the Commission relating to the penny stock market, which, in highlight form:

•	sets forth the basis on which the broker or dealer made the suitability determination; and

•	that the broker or dealer received a signed, written agreement from the investor prior to the transaction.

Generally, brokers may be less willing to execute transactions in securities subject to the "penny stock" rules. This may make it more difficult for investors to dispose of our Common shares and cause a decline in the market value of our stock.

Disclosure also has to be made about the risks of investing in penny stocks in both public offerings and in secondary trading and about the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and the rights and remedies available to an investor in cases of fraud in penny stock transactions. Finally, monthly statements have to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

25. There is currently a limited trading market for our securities and as a result, purchasers of our securities may have difficulty selling their shares.

There is currently a limited public trading market for our securities and an active trading market in our securities may not develop or, if developed, may not be sustained. If for any reason an active trading market does not develop or our shares are delisted from the Over The Counter Bulletin Board, purchasers of the shares may have difficulty selling their common stock should they desire to do so.

26. Because we do not intend to pay any cash dividends on our common stock, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the foreseeable future. Unless we pay dividends, our stockholders will not be able to receive a return on their shares unless the value of such shares appreciates and they sell them. There is no assurance that stockholders will be able to sell shares when desired.

27. We may issue additional shares of preferred stock in the future that may adversely impact your rights as holders of our common stock.

Our Articles of Incorporation authorize us to issue up to 10,000,000 shares of "blank check" preferred stock of which 3,000 shares have been designated as Series A Convertible Preferred Stock and 1,500 have been designated as Series B Convertible Preferred Stock. Accordingly, our board of directors will have the authority to fix and determine the relative rights and preferences of the remaining 9,995,500 preferred shares, as well as the authority to issue such shares, without further stockholder approval. As a result, our board of directors could authorize the issuance of a series of preferred stock that would grant to holders preferred rights to our assets upon liquidation, the right to receive dividends before dividends are declared to holders of our common stock, and the right to the redemption of such preferred shares, together with a premium, prior to the redemption of the common stock. To the extent that we do issue such additional shares of preferred stock, your rights as holders of common stock could be impaired thereby, including, without limitation, dilution of your ownership interests in us. In addition, shares of preferred stock could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult, which may not be in your interest as holders of common stock.

In addition, the holders of shares of our Series A Convertible Preferred Stock and Series B Convertible Preferred Stock have anti-dilution protection and pre-emptive rights. The conversion price of the Series A Preferred and Series B Preferred shares will be lowered upon the Company’s designation of a new class of preferred stock with a price lower than the current preferred shares.

Our History

1. History of Sentra

We were incorporated on July 6, 2006 under the laws of the state of Nevada with the primary objective of becoming involved in the consulting business. We are a development stage company and have not generated any revenue to date.

Although our initial intention was to focus on becoming involved in business consulting, on June 21, 2007, we entered into a non-binding letter of intent (the “Letter of Intent”) to acquire all the membership interests of Karat Platinum, a company which manufactures and sells a platinum alloy and platinum jewelry. Upon the acquisition of Karat Platinum pursuant to the terms of the Exchange Agreement, we ceased our plans to become involved in business consulting.

To raise the funds required to make loans and to advance Karat Platinum funds needed for their current operations, as provided for in the Letter of Intent, as amended on October 25, 2007, between June 22, 2007 and July 10, 2007, we raised $960,000 through the issuance of secured promissory notes, which was subsequently loaned to Karat Platinum, as described below. These promissory notes are secured by all of the assets of Karat Platinum. As additional consideration, we issued an aggregate of 96,000 stock purchase warrants to such noteholders.

On October 8, 2007, the Company issued a promissory note to Bonnie Septimus, the Company’s former Treasurer and Secretary and currently a director, in consideration for loans made and to be made by Ms. Septimus to the Company of up to an aggregate of $1,500,000. As of December 27, 2007, Bonnie Septimus had advanced an aggregate of $1,500,000 to the Company pursuant to said note. Proceeds from the loans made by Bonnie Septimus to the Company have been used to satisfy all but two of the secured promissory notes, working capital and to make additional loans to Karat Platinum. Pursuant to the terms of this promissory note, at any time Bonnie Septimus has the right to convert all or any portion of the outstanding principal amount and accrued interest thereon into shares of the Company’s Series B Convertible Preferred Stock (the “Series B Preferred”).

As of December 27, 2007, the Company has outstanding two such secured promissory notes, representing an aggregate principal amount of $150,000 outstanding. Said amount is due no later than January 31, 2008.

In addition, from August 20, 2007 to October 29, 2007, the Company accepted subscriptions for Series A Convertible Preferred Stock (“Series A Preferred”) from 4 accredited investors, for an aggregate of 1,050 shares of Series A Preferred stock. The purchase price paid to the Company for such shares was $1,000 per share, amounting in the aggregate to $1,050,000. As a result of the creation of the Series B Preferred to which the promissory note issued to Bonnie Septimus is convertible (at her option), the conversion price for the Series A Preferred and the exercise price of the Company’s outstanding 96,000 warrants described above was reduced from $0.50 to $0.25 per share. On November 28, 2007, Sentra filed an Amendment to the Certificate of Designation for the Series A Preferred with the Nevada Secretary of State. Such amendment amended and restated the original Certificate of Designation so that the holders of shares of Series A Preferred shall not be entitled to convert such shares until the closing of the transaction with Karat Platinum.

On December 27, 2007, the Company issued a promissory note to Bonnie Septimus, the Company’s former Treasurer and Secretary and a current director, in consideration for an additional loan made by Ms. Septimus to the Company of $100,000. Said loan is due and payable by the Company no later than January 31, 2008, and the outstanding principal and accrued interest are convertible at the option of Ms. Septimus to shares of Series A Preferred. Proceeds from the loans made by Bonnie Septimus to the Company have been used to make additional loans to Karat Platinum.

As disclosed in the Company’s Current Reports on Form 8-K filed with the Securities and Exchange Commission (“SEC”) on June 28, 2007, July 2, 2007, July 17, 2007, August 24, 2007, and October 29, 2007, respectively, as well as the Company’s Quarterly Report on Form 10-QSB filed with the SEC on November 14, 2007, we have been using the proceeds raised from the issuance of the promissory notes, warrants, Series A Preferred stock, and loans from Bonnie Septimus, discussed herein, for the purpose of making the series of loans to Karat Platinum. As of December 28, 2007, the Company loaned Karat Platinum an aggregate of $2,720,000. Up to $4,500,000 of such indebtedness is secured by a continuing lien and first priority security interest in all the assets of Karat Platinum.

2. History of Karat Platinum

Overview

Karat Platinum, LLC (“Karat Platinum”) was organized as a New York limited liability company on March 5, 2003. Karat Platinum manufactures and sells platinum alloy (the “Alloy” or “585 Platinum”) and platinum jewelry at a price that it believes is lower than existing market prices for currently-existing platinum jewelry. Karat Platinum has a total of 21 full time employees.

The Product

Traditionally, platinum used in the jewelry industry consists of a minimum of 85% - 95% platinum blended with certain precious metals such as iridium or palladium, known as platinum group metals. The Company’s alloy, which is a blend of 58.5% platinum with 41.5% cobalt and copper (non-precious metals), is a less expensive substitute for the alloys currently used by the jewelry industry.

Karat Platinum believes that its 585 Platinum provides three significant benefits:

1.
It is less expensive than traditional platinum alloys because of its lower platinum content and the significant difference in price between copper and cobalt and the platinum group metals used in traditional platinum alloys, which are all costly precious metals.

2.
The Alloy has a lower density than 85-95% platinum resulting in greater expansive properties. It therefore reduces the quantity of raw material content needed thus further reducing the cost for platinum content.

3.	585 Platinum is more durable and workable than traditional alloys.

Supply of the Product

On January 13, 2004, Karat Platinum entered into a Cooperation and License Agreement, as amended on March 30, 2006 and July 2, 2007, with Allgemeine Gold - und Silberscheideanstalt AG, German corporation (“Agosi”) whereby Karat Platinum became the exclusive worldwide distributor and co-patent applicant for 585 Platinum in the jewelry industry. Pursuant to the agreement, Agosi exclusively produces and supplies 585 Alloy to Karat Platinum. Under the agreement, Karat Platinum is subject to minimum purchase requirements of platinum alloy per year. If we fail to purchase our minimum obligations in any year, Karat Platinum must pay liquidated damages in the amount of 50% of the applicable purchase price, as of December 30 of the corresponding year, of the quantity which had not been ordered. In years 2005 and 2006, we did not meet our minimum purchase requirements. In 2005, we were not assessed liquidated damages. In 2006, we were obligated to pay liquidated damages of which Agosi agreed to accept the sum of approximately $28,000. Given our past history of failing to meet these minimum purchase requirements, the agreement was amended whereby we agreed to purchase at least 750kg of the platinum alloy per year, through 2009. We will not meet our minimum purchase requirement for 2007.

If Agosi cannot supply the Alloy in the required quantities, Karat Platinum is free to purchase the Alloy from another source, until such time as Agosi can resume supplying the Alloy. Karat Platinum has no contracts or agreements with any other suppliers for the purchase of platinum or the production of the Alloy.

The platinum used by Agosi for the manufacture of Alloy is purchased by Karat Platinum from several platinum suppliers. The platinum is purchased at the then prevailing market price and shipped by the supplier to Agosi’s facilities for processing into 585 Platinum. Karat Platinum does not have any contracts or agreements with any such platinum suppliers.

Following Agosi’s conversion of the fine platinum into Alloy, and depending upon Karat Platinum’s needs, Agosi supplies the Alloy in sheet, tube, wire or shot form, which is then shipped using common secured carriers to manufacturers for production of jewelry. Such manufacturers are based in Italy, Israel, Thailand, India and the United States. Any unused or scrap Alloy is returned by the manufacturer to Agosi for reprocessing. Payment of invoices to Agosi or the manufacturers are either cash before delivery or 30 day terms with some vendors. After the manufacturer has produced the final jewelry product, it is shipped to Karat Platinum for distribution and sale to our customers. Karat Platinum does not have any contracts or agreements with such manufacturers.

Marketing

As noted in the Platinum 2007 report issued by Johnson Matthey, purchases of platinum by the jewelry trade fell in 2006 for the fourth year in a row. Rising and volatile metal prices had a negative impact on the platinum jewelry market, cutting demand for new metal by 18% from previous year levels to 1.61 million ounces, the lowest figure for 14 years. As of December 28, 2007, platinum is selling for over $1,530 per oz as per the London Fixed Prices PM closing price for platinum. Since the jewelry industry’s demand for platinum is highly price sensitive, Karat Platinum’s sales objectives incorporate the following three factors:

1.	Recapture a percentage of the platinum market demand lost because of the price rise,

2.	Capture a percentage of the existing platinum market, based on the alloys price and superior durability and design properties,

3.	Capture a percentage of the existing worldwide gold jewelry market.

Karat Platinum believes that platinum is the metal of choice of the jewelry industry, in that it is a natural white, rare, durable, hypoallergenic metal that has more cache than gold. The World Gold Council notes a shift in consumer trends from gold to platinum. The council attributes this to the rise of the white metal phenomenon, which was driven by fashion, and the dominance of platinum as the aspiration choice (IBIS World Industry Performance Study March 16, 2007).

Karat Platinum is designing, manufacturing and selling a line of earrings and chains directly to retailers in the United States. As of September 30, 2007, four customers accounted for 94.3% of the Company’s revenue.

Karat Platinum markets its product directly to mass and mid-market retailers as well as distributors to independent jewelry stores and small chain stores. Karat Platinum has budgeted significant funds for marketing efforts and to educate consumers of the benefits of Karat Platinum and to build and establish the brand, Karat Platinum™. In addition, Karat Platinum intends to participate with retailers in marketing, and engage in targeted efforts to increase market awareness. In addition, Karat Platinum plans to expand its presence on the internet.

Intellectual Property

Patents

Karat Platinum and Agosi are co-applicants for a patent on the Alloy. As such, patent applications were filed on February 4, 2004 under the Patent Cooperation Treaty (“PCT”) and a patent application was filed directly in the United States. Under the PCT, patent protection is being sought in the European Union Countries and in other countries, including Canada, India, Russia, China, Indonesia, Israel, Hong Kong, Japan, Mexico, and the Republic of South Africa. Karat Platinum and Agosi are seeking patent protection for an alloy composition of platinum combined with cobalt and copper and also seek to protect a method of preparing the alloys, and jewelry products made with the alloys. As of December 20, 2007, the patent application is still pending.

Trademarks

In August 2004, the Jewelers Vigilance Committee (“JVC”) filed a petition with the Trademark Trial and Appeal Board (“TTAB”) to cancel six of Karat Platinum’s registered trademarks. Karat Platinum partially opposed the JVC action and continues to challenge the cancellation of its U.S. registrations for the 14 KARAT PLATINUM and 14 KT. PT. marks.

In addition, on September 25, 2007, the JVC filed a notice of opposition to Karat Platinum’s application to federally register the KARAT PLATINUM mark. On November 6, 2007, Karat Platinum filed an answer to this notice of opposition. As of the date of this Report, no further proceedings have yet taken place.

Accordingly, as of the date of this Report, Karat Platinum owns the following registered and pending trademarks:

COUNTRY	TRADEMARK	NUMBER	DATE GRANTED	STATUS	GOODS
China	14 KT. PT	3965122	3/18/04	Pending	Jewelry, precious stones, precious metals

China	18 KT. PT	3965121	3/18/04	Pending	Jewelry, precious stones, precious metals

European Community	14 KT. PT	3097011	10/17/03	Registered	Jewelry made in significant part of platinum and alloys containing platinum

European Community	18 KT. PT	2208981	1/17/03	Registered	Jewelry made in significant part of platinum and alloys containing platinum

Japan	KT. PT	4822237	12/3/04	Registered	Jewelry, precious stones, precious metals

S. Africa	14 KT. PT	2004/04249	3/17/04	Pending	Jewelry, precious stones, precious metals

United States	14 KARAT PLATINUM	2,743,436	8/19/03	Registered (Cancellation proceeding pending)	Jewelry made in significant part of platinum

United States	14 KARAT PLATINUM COLLECTION	78/363,585	2/6/04	Suspended (Pending outcome of Cancellation)	Jewelry

United States	14 KT. PT	2,748,124	8/3/05	Registered (Cancellation proceeding pending)	Jewelry made in significant part of platinum and alloys containing platinum

United States	KARAT PLATINUM	78/703,108	8/30/05	Opposed	Jewelry made in significant part of platinum and alloys containing platinum

United States	KP (Stylized)	78/363,626	2/6/04	Allowed
Jewelry, watches, watch bands and other items made of precious metals, gems or stones, namely, earrings, ear clips, necklaces, pendants, bracelets, ankle bracelets, rings, toe rings, cuff-links, tie tacks, tie slides, watch cases, money clips, belt buckles, and eyeglass frames

United States	MAKING PLATINUM AFFORDABLE	78/363,612	2/6/04	Allowed	Jewelry

Competition

Karat Platinum’s Alloy competes with other precious metals that compete for the jewelry consumers’ dollars. These include, primarily, 950 platinum, 850 platinum, palladium and gold. Although a platinum alloy, consisting of 50% platinum and 50% palladium has been introduced to the market under the name Royal Platinum, based upon current market prices of platinum, Karat Platinum believes that since it requires other precious metals to produce, the Royal Platinum alloy is 19% more expensive than our 585 Platinum alloy.

If we obtain financing, we will utilize our marketing budget to support our direct sales efforts as well as to publicize the availability of 585 Platinum. Karat Platinum has recently hired an outside public relations firm to assist in the development and implementation of a marketing plan.

To the best of Karat Platinum’s knowledge, other refiners have tried to create a 585 alloy containing non-platinum group metals but have not been successful. A most significant point in this regard is that, scientifically, there are only certain elements that can mix with platinum to make alloy, the least expensive of which are copper and cobalt. Since Karat Platinum already has a patent pending process incorporating those elements, Karat Platinum believes that it is unlikely that anyone can produce an alloy that can compete with Karat Platinum’s costs.

Government Regulation

Karat Platinum has been advised by the Federal Trade Commission (“FTC”) that it may label jewelry made with its Alloy as Platinum, provided that it follows general FTC guidelines to disclose the percentage of the other components, as required for other platinum alloy jewelry products. Such rules and regulations are provided in the FTC’s Guides for the Jewelry, Precious Metals and Pewter Industries. Karat Platinum believes it is in compliance with all applicable FTC rules and regulations.

Karat Platinum is also subject to the rules and regulations of the Bank Secrecy Act of 2001 as well as the Patriot Act of 2003. On June 3, 2005 the U.S, Department of the Treasury issued final rules implementing Section 352 of the USA Patriot Act. It requires dealers who both purchase and sell at least $50,000 (annually) of jewels, precious metals, precious stones and finished goods to implement an anti-money laundering program in their business. Each firm covered by the rules is required to:

1.	Perform risk assessments to evaluate their particular risks of being exploited for money laundering purposes.

2.	Appoint an employee as compliance officer to implement and administer the program.

3.	Design and implement a written anti-money laundering program.

4.	Train their employees.

5.	Periodically test the program to ensure the programs functions as designed.

6.	Make their program and supporting records available to the U.S. Department of Treasury upon request.

We are in the process of implementing the provisions of the Patriot Act but are not in full compliance as of the date of this Report.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This Management’s Discussion and Analysis or Plan of Operations (“MD&A”) section of this Report discusses our results of operations, liquidity and financial condition, and certain factors that may affect our future results. You should read this MD&A in conjunction with our financial statements and accompanying notes included in this Report.

Results of Operation

The Year Ended March 31, 2007 Compared to the Year Ended March 31, 2006

Karat Platinum recorded revenues of $634,095 during the fiscal year ended March 31, 2007 compared to $2,294,785 for the same period ended March 31, 2006. The cost of sales were $783,546 and $2,172,958 for the fiscal years ended March 31, 2007 and 2006, respectively. The decrease in revenue is primarily attributed to a change in our business model from selling the Alloy and transitioning the operations to selling platinum jewelry. The increase in cost of sale was principally due to the rising price of platinum.

Karat Platinum paid $3,747 in advertising expense during for the year ended March 31, 2007, compared to $1,000 for the same period of 2006 and incurred $273,281in wages to its employees in 2007 compared to $196,723 in 2006.

Karat Platinum had an accumulated deficit of $4,145,836 and cash used in operations of $2,004,463 for the year ended March 31, 2007, compared to $1,828,927 and $973,440, respectively, for the year ended March 31, 2006. These increases were primarily attributed to the net loss for the year ended March 31, 2007 of $1,154,426 and the consolidation of the members’ deficit of 15 Hoover Street, LLC of $1,162,483, effective February 1, 2007. 15 Hoover Street, LLC, is owned by David Neuberg, our President, Chief Executive Officer and a director, and Howard Slochowsky, our Senior Vice President of Operations and a director. 15 Hoover is considered a variable interest entity of Karat Platinum. In fiscal 2006, Karat Platinum utilized the resources of Gold Force International, LTD (“GFI”), a company owned by Messrs. Neuberg and Slochowsky. In January 2007, Karat Platinum operated independent of GFI and as such overhead and operating costs in fiscal 2007 reflect the addition of employees and related payroll costs and additional office space. The increase in cash used in operations in fiscal 2007 was principally due to a significant increase in inventory.

The Company recorded a net loss of $1,154,426 for the year ended March 31, 2007 compared to $992,531 for the same period of 2006. The increase in net loss in 2007 was principally due to the lower revenues and higher cost of sales, higher interest expense, partially offset by lower selling, general and administrative expenses during the period.

The Six Months Ended September 30, 2007 Compared to the Six Months Ended September 30, 2006

Karat Platinum recorded revenues of $115,855 for the six months ended September 30, 2007 compared to $80,206 for the same period ended September 30, 2006. The cost of sales were $269,310 and $88,743 for the six months ended September 30, 2007 and 2006, respectively. The increase in revenue was primarily attributed to an increase in sales to new customers during the six month period ending September 30, 2007. The increase in cost of sales was principally due to the rising price of platinum.

Karat Platinum paid $34,528 in advertising expense during for the six months ended September 30, 2007, compared to $0 for the same period of 2006 and incurred $558,291 in wages to its employees in 2007 compared to $92,514 in 2006.

The Company recorded a net loss of $1,825,326 for the six months ended September 30, 2007 compared to $397,080 for the same period of 2006. In addition, Karat Platinum had an accumulated deficit of $5,783,482 and cash used in operations of $2,091,995 for the six months ended September 30, 2007, compared to $2,226,007 and $234,718 for the corresponding period of 2006. The increase in net loss during the 2007 period was principally due to higher selling, general and administrative expenses and interest expense. The increases in accumulated deficit and cash used in operations were principally attributed to the increase in net loss for the six months ended September 30, 2007 and the further increase in inventory.

Liquidity and Capital Resources

Following our acquisition of Karat Platinum our focus will be on developing and implementing the business plan of Karat Platinum.

As of September 30, 2007, the Company had $25,045 and Karat Platinum had $51,765 in cash. On or prior to January 31, 2008, we will have to repay $150,000 in principal plus accrued interest to Sentra’s secured noteholders as well as $100,000 in principal to Bonnie Septimus, unless she converts her loan into Series A Preferred. On or prior to March 31, 2008, $150,000 is owed by Karat Platinum to a noteholder. On or prior to October 31, 2008, Karat Platinum will owe $2,114,088 to David Neuberg’s wife. At such time, an aggregate of $3,693,750 will be owed by a variable interest entity of Karat Platinum. Furthermore, on or prior to November 1, 2008, we have to pay $1,500,000 to Bonnie Septimus plus accrued interest. Karat Platinum also owes an aggregate of $100,000 plus accrued interest which is payable over the next 12 months. Accordingly, we do not have sufficient funds to pay our expenses for the next 12 months or to effectuate our plans with respect to Karat Platinum’s business operations.

We will need to seek additional capital for the purpose of financing and operating the business of Karat Platinum. We expect to incur a minimum of $17,000,000 in expenses in order to effectuate our plans regarding Karat Platinum’s business, excluding the obligations described in the previous paragraph. We estimate that this will be comprised mostly of $13,241,369 towards cost of sales, and $632,886 towards interest expense. Additionally, $3,988,964 will be needed for general overhead expenses such as for salaries, corporate legal and accounting fees, office overhead and general working capital. Over the next twelve months, we expect to hire employees for our sales, shipping and financial departments as needed. Accordingly, we will have to raise the funds to pay for these expenses. There can be no assurance that additional capital will be available to us. We have no specific plans, understandings or agreements with respect to any bank financing or capital raise, and we have given no contemplation with respect to the securities to be offered or any other issue with respect to any offering. We may seek to raise the required capital by other means. We will have to issue debt or equity or enter into a strategic arrangement with a third party. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources. Since we have no such arrangements or plans currently in effect, our inability to raise funds for a marketing program will have a severe negative impact on our ability to remain a viable company.

Going Concern Consideration

The financial statements contained herein have been prepared on a “going concern” basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. For the reasons discussed herein and in the footnotes to the financial statements included herein, there is a significant risk that we will be unable to continue as a going concern. Our audited financial statements included in this Report, contain additional note disclosures describing the circumstances that lead to this disclosure.

Off Balance Sheet Arrangements

None.

DESCRIPTION OF PROPERTY

Sentra’s principal executive office was located at the business office of Bonnie Septimus, our former Treasurer, Secretary, and a current Director. Ms. Septimus provided such office to the Company at no charge. Following the acquisition of Karat Platinum, Sentra relocated its principal executive office to Karat Platinum’s facilities.

Karat Platinum’s offices, warehouse and vault space are located at 15 Hoover Street, Inwood, NY, 11096, and comprises 12,000 square feet of space. Karat Platinum has a two year lease expiring on January 31, 2009, which it leases from its affiliate, 15 Hoover Street LLC for $240,000 per year. Karat Platinum’s website is www.karatplatinum.com. The information contained in such website is not included in this Report.

 SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table lists, as of December 27, 2007, the number of shares of common stock of our Company that are beneficially owned by (i) each person or entity known to our Company to be the beneficial owner of more than 5% of the outstanding common stock; (ii) each officer and director of our Company; and (iii) all officers and directors as a group. Information relating to beneficial ownership of common stock by our principal shareholders and management is based upon information furnished by each person using “beneficial ownership” concepts under the rules of the Securities and Exchange Commission. Under these rules, a person is deemed to be a beneficial owner of a security if that person has or shares voting power, which includes the power to vote or direct the voting of the security, or investment power, which includes the power to vote or direct the voting of the security. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Under the Securities and Exchange Commission rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which he or she may not have any pecuniary beneficial interest. Except as noted below, each person has sole voting and investment power.

The percentages below are calculated, as of December 27, 2007, based on 33,175,000 shares of our common stock issued and outstanding. As of December 27, 2007, we had 896,000 warrants issued and outstanding which are convertible into 896,000 shares of common stock, 1,150 shares of Series A Convertible Preferred Stock convertible into 4,600,000 shares of common stock and shares of Series B Convertible Preferred Stock which are convertible into 6,000,000 shares of common stock. Unless otherwise indicated, the address of each person listed is c/o Sentra Consulting Corp., 15 Hoover Street, Inwood, NY 11096.

Name of Beneficial Owner	Title Of Class	Amount and Nature of Beneficial Ownership	Percent of Class
David Neuberg (1)	Common	11,750,000	35.42%

Gary M. Jacobs (2)	Common	2,800,000	8.44%

Philip Septimus (3)	Common	280,000	Less than 1%

Bonnie Septimus (4)	Common	8,820,000	22.29%

Howard Slochowsky (5)	Common	3,250,000	9.8%

Ira Neuberg (6)	Common	2,500,000	7.54%

Benjamin Neuberg (6)	Common	2,500,000	7.54%

Sander Hirth (7)	Common	2,020,000	5.78%

Directors and Officers as a Group (4 persons)		26,900,000	67.97%

(1) As a result of the Exchange, David Neuberg became our President, Chief Executive Officer and a Director. The shares indicated above reflect the exchange of his membership interests in Karat Platinum for shares of common stock of Sentra as a result of the Exchange.

(2) As a result of the Exchange, Gary M. Jacobs became our Chief Financial Officer, Chief Operating Officer and Treasurer. The shares indicated above reflect the exchange of his membership interests in Karat Platinum for shares of common stock of Sentra as a result of the Exchange.

(3) Philip Septimus, who was our President and Director prior to the Exchange, is now our Secretary and a director. The shares indicated above include 250,000 shares owned by Mr. Septimus in Sentra and the exchange of 30,000 membership interests in Karat Platinum for shares of common stock of Sentra as a result of the Exchange.

(4) Prior to the Exchange, Bonnie Septimus was the Treasurer, Secretary and a Director of the Company; as a result of the Exchange, she is now a director of the Company. The shares indicated above include (i) 350,000 shares owned by Mrs. Septimus in Sentra, (ii) 2,070,000 membership interests in Karat Platinum which were exchanged for 2,070,000 shares of common stock of Sentra as a result of the Exchange; (iii) 6,000,000 shares which she could acquire if she converted the outstanding loans of $1,500,000 into shares of Series B Convertible Preferred Stock and then converted said preferred shares into shares of common stock; and (iv) 400,000 shares which she could acquire if she converted the outstanding loan of $100,000 into shares of Series A Convertible Preferred Stock and then converted said preferred shares into shares of common stock.

(5) As a result of the Exchange, Howard Slochowksy became our Senior Vice President of Operation and a Director of the Company. The shares indicated above reflect the exchange of his membership interests in Karat Platinum for shares of common stock of Sentra as a result of the Exchange.

(6) The person indicated is the son of Mr. Neuberg who received the shares indicated above as a result of the exchange of his membership interests in the Exchange. David Neuberg disclaims beneficial ownership of the shares owned by each of Ira and Benjamin Neuberg.

(7) Includes 1,800,000 shares which the person indicated above could acquire if he converted the Series A Convertible Preferred Stock into shares of common stock of Sentra and 220,000 membership interests in Karat Platinum which were exchanged for 220,000 shares of common stock.

The Company is not aware of any arrangements or agreements which could result in a change of control of the Company; however, as noted above the conversion of the outstanding indebtedness owed by the Company to Bonnie Septimus into convertible preferred stock would increase her ownership in the Company.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Directors and Executive Officers

Set forth below are the names, ages and present principal occupations or employment, and material occupations, positions, offices or employments for the past five years of our current directors and executive officers.

Name and Business Address	Age	Position
David Neuberg	54	President, Chief Executive Officer and Director

Gary M. Jacobs	50	Chief Financial Officer, Chief Operating Officer and Treasurer

Howard Slochowsky	47	Senior Vice President of Operations and Director

Philip Septimus	32	Chairman, Secretary and Director

Bonnie Septimus	57	Director

David Neuberg is the founder of Karat Platinum LLC, and has been its President and Chief Executive Officer since its inception on March 5, 2003. In March, 1986, Mr. Neuberg co-founded, Gold Force International, LTD, a manufacturer, designer, and marketer of gold, silver and pearl jewelry to some of the major retail chain stores, and was its President and Chief Executive Officer until Gold Force was sold in September 2006. Mr. Neuberg graduated from Sh’or Yoshuv Institute with a degree in Talmudic Law.

Gary M. Jacobs has been Karat Platinum LLC’s Chief Financial Officer and Chief Operating Officer since May 2005. Between July 2003 and May 2005, Mr. Jacobs was President of The Innovative Companies, a supplier, fabricator and installer of natural and man-made stone products. Between September 1998 and February 2003, Mr. Jacobs was Executive Vice President-Operations and Secretary of The Hain Celestial Group, Inc., a NASDAQ listed company which manufactures, markets and distributes natural, specialty, organic and snack food products. During his time at Hain, Mr. Jacobs also served as Executive Vice President-Finance/Chief Financial Officer, Secretary, and Treasurer. Between August 1992 and August 1998, Mr. Jacobs was Chief Financial Officer of Graham Field Health Products, Inc., a leading manufacturer and distributor of healthcare products. After graduating from Adelphi University in May 1979, Mr. Jacobs spent 13 years, as a Senior Manager, with the accounting firm of Ernst & Young LLP. Since January 2005, Mr. Jacobs has served as a Board Member of Surge Components, Inc.

Howard Slochowsky has been the Senior Vice President of Operations of Karat Platinum LLC since its inception on March 5, 2003. In addition, Mr. Slochowsky was a co-founder and Vice President of Gold Force International, LTD., from March, 1986 until its sale in September 2006. Between 1978, and March 1986, Howard Slochowsky held several positions at Goldheart International, LTD, a manufacturer, designer, and manufacturer of gold jewelry, including positions in sales, shipping, purchasing and returns.

Philip Septimus is our Secretary and Chairman. Previously, he had been our President and Director since our inception on July 6, 2006. Since April 2006, Mr. Septimus has been employed as a real estate manager with Mass Construction Inc. From January 2005 until December 2005, he was an account executive at Sandgrain Securities. From June 2003 until the present, Mr. Septimus has been self-employed as an insurance broker. From January 2002 until December 2003, he was employed as an equity trader with Chandler Consortium. From January 2000 until February 2002, he was employed as an equity trader with Madison Trading.

Bonnie Septimus is a Director. Previously, she had been our Treasurer, Secretary, and Director since our inception, July 6, 2006. Since November 2000, Ms. Septimus has been a principal and manager of Hirth Real Estate.

Philip Septimus is the son of Bonnie Septimus.
Other than disclosed above, none of our directors or officers is a director in any other reporting companies.

None of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries. Mr. Jacobs has been named as a defendant in two nearly identical actions pending in Supreme Court, Suffolk County, New York.  The actions are Landau v. Simon, et. al (index no. 26210/06) and Eisenstein v. Simon, et. al (index no. 31026/06).  Both cases purport to be derivative actions brought on behalf of Hain Celestial Group, Inc. ("Hain"), a company in which Mr. Jacobs previously served as Executive Vice President-Finance, Executive Vice President-Operations, Chief Financial Officer, Secretary and Treasurer.  The complaints name 17 present and former Hain directors and officers. The two complaints are nearly identical, and allege breaches of fiduciary duty and unjust enrichment in connection with Hain's past stock option practices. There has been virtually no activity in the two cases over the past year, other than a pending, unopposed motion to consolidate the two cases.

Each director of the Company serves for a term of one year or until the successor is elected at the Company's annual shareholders' meeting and is qualified, subject to removal by the Company's shareholders. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

EXECUTIVE COMPENSATION

Summary Compensation

Since our incorporation on July 6, 2006, we have not paid any compensation to our directors or officers in consideration for their services rendered to our Company in their capacity as such, other than the payment of $16,000 to Philip Septimus on August 6, 2007 and $12,000 to Bonnie Septimus on December 3, 2007. We have no employment agreements with any of our directors or executive officers, other than as noted below. We have no pension, health, annuity, bonus, insurance, stock options, profit sharing or similar benefit plans.

Since our incorporation on July 6, 2006, no stock options or stock appreciation rights were granted to any of our directors or executive officers. We have no equity incentive plans.

Outstanding Equity Awards

As of December 20, 2007, none of our directors or executive officers held unexercised options, stock that had not vested, or equity incentive plan awards.

Compensation of Directors

Since our incorporation on July 6, 2006, no compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors, other than the payment of $16,000 to Philip Septimus on August 6, 2007 and $12,000 to Bonnie Septimus on December 3, 2007.

Karat Platinum Executive Compensation

On May 12, 2005, Karat Platinum entered into an employment agreement with Mr. Jacobs, whereby it was agreed that Karat Platinum would pay $300,000 per year In the event there is a change of control of the company, Mr. Jacobs resigns or is terminated without “cause” (as that term is defined in the Employment Agreement), he will receive a severance payment in the amount of $300,000.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

No compensation has been paid to any of our directors in consideration for their services rendered in their capacity as directors, other than the payment of $16,000 to Philip Septimus on August 6, 2007 and $12,000 to Bonnie Septimus on December 3, 2007.

15 Hoover Street owns and operates a 25,000 square foot building located at 15 Hoover Street, Inwood, New York. Karat Platinum leases 12,000 square feet of office, manufacturing, and vault space from 15 Hoover Street LLC at an annual rate of $240,000. The lease was entered into on February 1, 2007 and expires January 2009. Karat Platinum has one 12-month renewal option at the expiration of the initial term of the lease. 15 Hoover Street LLC, is owned by David Neuberg and Howard Slochowsky, the Company’s CEO and Director and Senior Vice President of Operation and Director, respectively. For the period February 1, 2007 to December 20, 2007 Karat Platinum paid 15 Hoover Street LLC $220,000.

As of December 27, 2007, Bonnie Septimus, the Company’s former Treasurer and Secretary and a current director, had loaned the Company an aggregate of $1,500,000. Principal and accrued interest thereon are due by the Company on or before November 1, 2008. Proceeds from the loans made by Bonnie Septimus to the Company had been used to satisfy and cancel Secured Promissory Notes issued by the Company, working capital and to make additional loans to Karat Platinum. Such loans are, at the option of Ms. Septimus, convertible into shares of Sentra’s Series B Convertible Preferred Stock.

On December 27, 2007, the Company issued a promissory note to Bonnie Septimus in consideration for an additional loan made by Ms. Septimus to the Company of $100,000. Proceeds from the loans made by Bonnie Septimus to the Company have been loaned to Karat Platinum. Pursuant to the promissory note, at any time, Bonnie Septimus has the right to convert all or any portion of the outstanding principal amount and accrued interest thereon into shares of the Company’s Series A Preferred. Said loan is due on or before January 31, 2008.

On September 6, 2006, Karat Platinum entered into a Promissory Note in the original principal amount of $2,000,000 with the wife of David Neuberg, our Chief Executive Officer and a director. Under the terms of this note, the unpaid principal and interest amounts are due on or before October 31, 2008. Interest on this note accrued at the rate of $20,000 per month for the period from December 1, 2006 through June 30, 2007, and thereafter at the rate of 10% per annum. All interest accrued prior to July 1, 2007 was added to the principal balance of the note, and all interest accrued after June 30, 2007 will be paid on a monthly basis. As of December 27, 2007, an aggregate of $88,601 was paid under the note.

On January 1, 2006, the two former principals of Karat Platinum gifted an aggregate of 2,800,000 membership interests in Karat Platinum, representing 9.33% of Karat Platinum’s issued and outstanding membership interests, to Gary M. Jacobs, the then Chief Financial Officer and Chief Operating Officer of Karat Platinum, and currently the Chief Financial Officer and Chief Operating Officer of Sentra. Pursuant to the Exchange Agreement between Sentra and Karat Platinum, Gary M. Jacobs received an aggregate of 2,800,000 shares of common stock in Sentra in exchange for his membership interests in Karat Platinum. In addition, on the same date, one of the former principals of Karat Platinum gifted an aggregate of 200,000 membership interests in Karat Platinum to Mr. Jacobs’ two children.

On May 12, 2005, Karat Platinum entered into an employment agreement with Mr. Jacobs, whereby it was agreed that Karat Platinum would pay $300,000 per year In the event there is a change of control of the company, Mr. Jacobs resigns or is terminated without “cause” (as that term is defined in the Employment Agreement), he will receive a severance payment in the amount of $300,000.

On January 1, 2006, Mr. Slochowsky, one of the former principals of Karat Platinum, gifted 2,070,000 membership interests in Karat Platinum, representing 6.9% of Karat Platinum’s issued and outstanding membership interests, to Bonnie Septimus, Sentra’s former Treasurer, Secretary, and a current Director. Said gift was made because of the previous relationship between said individuals. On the same date, the former principal of Karat Platinum gifted 30,000 membership interests, representing 0.10% of the outstanding membership interests in Karat Platinum, to each of Bonnie Septimus’ children, including Philip Septimus, our former President and a current Director.

Other than as set forth above, there are no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest: (a) any director or executive officer of the small business issuer; (b) any majority security holder; or (c) any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

Auditors; Code of Ethics; Financial Expert

Our principal independent accountant is Wolinetz, Lafazan, and Company, P.C.

We do not currently have a Code of Ethics applicable to our principal executive, financial and accounting officers. We do not have a “financial expert” on the board. The Board of Directors has not established an audit committee and does not have an audit committee financial expert. The Board is of the opinion that an audit committee is not necessary since prior to the acquisition of Karat Platinum, the Company had only two directors, and such directors have been performing the functions of an audit committee. It is the intent of the Board of Directors to establish this in the future.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent directors, the functions that would have been performed by such committees are performed by our directors. Thus, there is a potential conflict of interest in that our directors and officers have the authority to determine issues concerning management compensation and audit issues that may affect management decisions. We are not aware of any other conflicts of interest with any of our executives or directors.

DESCRIPTION OF SECURITIES

Description of Securities

The following description of our capital stock is a summary and is qualified in its entirety by the provisions of our Certificate of Incorporation, and amendments thereto, which have been filed as exhibits to our this Current Report on Form 8-K.

Common Stock

We are authorized to issue 100,000,000 shares of common stock, par value $0.001, of which 33,175,000 shares are issued and outstanding as of December 28, 2007. Each holder of shares of our common stock is entitled to one vote for each share held of record on all matters submitted to the vote of stockholders, including the election of directors. The holders of shares of common stock have no preemptive, conversion, subscription or cumulative voting rights. There is no provision in our Certificate of Incorporation or Bylaws that would delay, defer or prevent a change in control of our Company.

Preferred Stock

We are authorized to issue 10,000,000 shares of preferred stock, par value $0.001. On August 20, 2007, Sentra’s board of directors designated 3,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Preferred”) of which 1,050 shares are issued and outstanding as of December 28, 2007. Each share of Series A Preferred shall, at the option of the holder thereof, at any time and from time to time after the 90th day a share of Series A Preferred is issued, be convertible into shares of fully paid and non-assessable shares of common stock of the Company. Each share of Series A Preferred is convertible into the amount of shares of common stock as is calculated by dividing the original issue price of the Series A Preferred (currently $1,000) by the lower of (i) $0.50 per share, as adjusted, and (ii) the daily volume weighted average market price of the common stock for the 30 trading days prior; provided, however, that this number shall not be less than $0.20 per share. The holders of the Series A Preferred shall be entitled to receive dividends, on an as-converted basis when, as, and if paid on the common stock. Each holder of Series A Preferred shall have a right to purchase their respective pro rata portion of all, or any part, of common stock and securities convertible into common stock, subject to certain exceptions, that the Company may propose to issue. Each holder of Series A Preferred shall be entitled to the number of votes equal to the number of shares of common stock into which such shares of Series A Preferred could be converted and shall have voting rights and powers equal to the voting rights and powers of the common stock. The holders of Series A Preferred vote together with the holders of the common stock as a single class. At any time following the two-year anniversary of the issue date of the Series A Preferred, the Company has the right to (i) redeem all of the issued and outstanding Series A Preferred at a redemption price equal to the original issue price or (ii) convert all the issued and outstanding shares of Series A Preferred to Common Stock at the then applicable conversion rate.

On November 28, 2007, Sentra filed an Amendment to the Certificate of Designation for the Series A Preferred with the Nevada Secretary of State. Such amendment amended and restated the original Certificate of Designation so that the holders of shares of Series A Preferred cannot convert such shares until the closing of the transaction with Karat Platinum.

On October 29, 2007, the Company filed a Certificate of Designation with the State of Nevada designating 1,500 shares of preferred stock as Series B Convertible Preferred Stock (the “Series B Preferred”). Each share of Series B Preferred is convertible into the amount of shares of common stock determined by dividing the original issue price of the Series B Preferred (currently $1,000) by $0.25 per share, as adjusted. The Certificate of Designation provides for full ratchet anti-dilution provisions with respect to certain securities issuances. The holders of the Series B Preferred vote with the holders of the common stock on an as converted basis and are entitled to dividends, on an as-converted basis when, as, and if paid on the common stock, but not before the declaration and payment of any dividends payable to the holders of the Company’s outstanding Series A Convertible Preferred Stock. In the event of any liquidation, dissolution or winding up of the Company, either voluntarily or involuntarily, the holders of Series B Preferred shall have preference to any distribution of the assets of the Company to the holders of common stock of the Company, after the holders of the Series A Preferred. At any time after the two-year anniversary from the date of purchase, the Company has the right to redeem all of the all of the issued and outstanding shares of Series B Preferred at a redemption price equal to the original issue price of said shares or convert all the issued and outstanding shares of Series B Preferred into the Company’s common stock at the then applicable conversion rate.

Upon the creation of the Series B Preferred, the conversion price of the Series A Preferred was reduced to $.25 per share.

Our board of directors has the right, without shareholder approval, to issue preferred shares with rights superior to the rights of the holders of shares of common stock. As a result, preferred shares could be issued quickly and easily, negatively affecting the rights of holders of common shares and could be issued with terms calculated to delay or prevent a change in control or make removal of management more difficult. Because we may issue up to an additional 9,995,500 shares of preferred stock in order to raise capital for our operations, your ownership interest may be diluted which results in your percentage of ownership in us decreasing.

Warrants

As of December 28, 2007, the Company had an aggregate of 896,000 warrants issued and outstanding. Of these warrants 96,000 grants to the holder thereof the right to purchase one share of common stock of the Company. Commencing six months from the date of issuance of such warrant, and terminating three years and six months from the date of such issuance, the holder shall have the right to purchase one share of common stock per each warrant at an exercise price of $.50 per warrant share. The number of shares issuable upon exercise of each warrant and the exercise price are all subject to adjustment. Upon the creation of the Series B Preferred (discussed above), the exercise price for the 96,000 warrants was reduced to $.25 per share.

Pursuant to the terms of the Stock Purchase Warrant issued by Karat Platinum to ABN AMRO Bank N.V. (“ABN Amro”), upon consummation of the Exchange said warrant was amended and restated by a warrant issued by the Company. Such warrant provides ABN Amro with the right from June 29, 2010 until June 29, 2017 to purchase 800,000 shares of common stock of Sentra for $0.01per share. The warrant provides for customary anti-dilution provisions as well as piggyback registration rights. In addition, if either David Neuberg or Howard Slochowsky desire to transfer their shares of Sentra, ABN Amro shall have the right to tag along and participate in such sale.

Other than as described above, there are no other options or other convertible securities outstanding.

Until May 31, 2008, we have the option to purchase the 50,000 shares which we issued to Island Stock Transfer at a purchase price of $0.30 per share.

Debt Securities

As of December 27, 2007, two secured promissory noteholders held an aggregate of $150,000 outstanding principal amounts due to them from the Company. The principal amounts of each of these notes are due and payable on January 31, 2008, with interest which accrues at a rate of 1.5% per month. Each of these notes is secured by all of the assets of Karat Platinum. As of December 27, 2007, the Company paid to each noteholder an amount equal to 1% of the note held by the holder thereof.

On October 8, 2007, the Company issued a promissory note to Bonnie Septimus, the Company’s former Treasurer, Secretary and a current director, in consideration for loans made and to be made by Ms. Septimus to the Company of up to an aggregate of $1,500,000. The outstanding principal and accrued interest at the rate of 12% per annum are due and payable on November 1, 2008. As of December 27, 2007, Bonnie Septimus had advanced an aggregate of $1,500,000 to the Company. Pursuant to the promissory note, at any time, Bonnie Septimus has the right to convert all or any portion of the outstanding principal amount and accrued interest thereon into shares of the Company’s Series B Preferred.

On December 27 2007, the Company issued a promissory note to Bonnie Septimus, the Company’s Treasurer, Secretary and a director, in consideration for an additional $100,000 loan made by Ms. Septimus to the Company. The outstanding principal and accrued interest at the rate of 12% per annum are due and payable on January 31, 2008. Pursuant to the promissory note, at any time, Bonnie Septimus has the right to convert all or any portion of the outstanding principal amount and accrued interest thereon into shares of the Company’s Series A Preferred.

Karat Platinum has the following outstanding debt:

First Central Savings Bank - On September 1, 2006, 15 Hoover LLC, a variable interest entity of Karat Platinum, entered into an agreement with First Central Savings Bank to consolidate and refinance previous mortgages on the 15 Hoover Street premises. The mortgage principal is $3,693,750 and is collateralized by the land and building. The mortgage is payable in monthly installments of interest only at the rate of 8.75% per annum until October 1, 2008, when the entire principal balance plus interest will be due.

Note Payable to Related Party - On September 6, 2006, the Company entered into a Promissory Note for $2,000,000 with the wife of David Neuberg, our Chief Executive Officer, and a director. Under the terms of this note, the unpaid principal and interest amounts are due on or before October 31, 2008. Interest on this note accrued at the rate of $20,000 per month for the period from December 1, 2006 through June 30, 2007, and thereafter at the rate of 10% per annum. All interest accrued prior to July 1, 2007 was added to the principal balance of the note, and all interest accrued after June 30, 2007 is to be paid on a monthly basis. Karat Platinum has the right to prepay this note without penalty or premium. As of September 30, 2007, the unpaid principal and interest balance amounted to $2,114,088.

Note Payable to Bryan Cave - On March 21, 2007, Karat Platinum converted its outstanding account balance of $315,953 due Bryan Cave LLP for services rendered to a Promissory Note. Under the terms of this Promissory Note, quarterly principal payments of $25,000 are due commencing September 30, 2007 through June 30, 2009 with the remaining unpaid principal balance due on September 30, 2009. This note bears interest, on the unpaid principal balance, at the rate of 6% per annum commencing on September 30, 2007. Karat Platinum has the right to prepay this note without penalty or premium. As of September 30, 2007, a balance of $290,953 was due under the note. Karat Platinum executed and delivered to Bryan Cave a confession of judgement if it defaults on any of its obligations to said creditor.

Note Payable to Harrod’s Capital, LLC - On November 1, 2007, all advances made by GFI Int’l Holding, Inc., a company owned by Messrs. Neuberg and Slochowsky, in the amount of $1,663,451 were converted to a note payable to Harrod’s Capital, LLC. Such note is due and payable in full with accrued interest, at 6% per year, on April 30, 2009.

Promissory Note - On March 19, 2007, Karat Platinum issued a promissory note in the principal amount of $150,000 to an individual noteholder. The principal amount of this note is due and payable, in addition to interest which accrues at a rate of 6% per annum, on September 30, 2007. On September 30, 2007, the note was amended to change the due date to March 31, 2008. Karat Platinum has the right to prepay this note without penalty or premium.

MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

 The table below sets forth the range of quarterly high and low closing bids for our common stock since June 5, 2007 when a quote was first obtained on the Over-the-Counter Bulletin Board. The quotations below reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions:

Year	Quarter Ended	High	Low
2007	September 31	$1.75	$0.10

Security Holders

As of December 28, 2007, there were 33,175,000 common shares issued and outstanding, which were held by approximately 67 stockholders of record.

Dividends

We have not declared or paid any cash dividends on our common stock nor do we anticipate paying any in the foreseeable future. Furthermore, we expect to retain any future earnings to finance its operations and expansion. The payment of cash dividends in the future will be at the discretion of our Board of Directors and will depend upon our earnings levels, capital requirements, any restrictive loan covenants and other factors the Board considers relevant.

Transfer Agent

Our transfer agent is Island Stock Transfer, 100 2nd Ave. S., Ste 104N, St. Petersburg, Florida 33701.

Securities authorized for issuance under equity compensation plans.

We do not have any equity compensation plans.

LEGAL PROCEEDINGS

In August 2004, the Jewelers Vigilance Committee (“JVC”) filed a petition with the Trademark Trial and Appeal Board (“TTAB”) to cancel six of Karat Platinum’s registered trademarks: 14 KARAT PLATINUM, 14 KT. PT., 18 KARAT PLATINUM, 18 KT. PT., 22 KARAT PLATINUM and 22 KT. PT. claiming that these marks were deceptively misdescriptive because use of the word “karat” and the abbreviation “kt.” implied that goods designated with these marks contained gold.  Karat Platinum elected to abandon 18 KARAT PLATINUM, 18 KT. PT., 24 KARAT PLATINUM and 24 KT. PT. marks, but challenged the cancellation of the 14 KARAT PLATINUM and 14 KT. PT. marks.  The discovery deadline in this cancellation action was July 2, 2007, but there are several as-yet unresolved motions that have been pending before the TTAB for about four months concerning discovery issues.  All proceedings have been stayed pending these rulings.

On September 25, 2007, JVC filed a notice of opposition with the TTAB to Karat Platinum’s application to federally register the KARAT PLATINUM mark.  On November 6, 2007, the Karat Platinum filed an answer to this notice of opposition. As of the date of this Report, no further proceedings have yet taken place.

Other than as described above, there are no pending legal proceedings to which the Company is a party or in which any director, officer or affiliate of the Company, any owner of record or beneficially of more than 5% of any class of voting securities of the Company, or security holder is a party adverse to the Company or has a material interest adverse to the Company. The Company’s property is not the subject of any pending legal proceedings.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

Wolinetz, Lafazan & Company, P.C. is our auditor. There have not been any changes in or disagreements with accountants on accounting and financial disclosure or any other matter.

RECENT SALES OF UNREGISTERED SECURITIES

On July 6, 2006, we issued 250,000 shares of our common stock to Philip Septimus, our former President and a current Director, in consideration for the payment of $2,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On July 6, 2006, we issued 750,000 shares of our common stock to Bonnie Septimus, our former Treasurer, Secretary, and a current Director, in consideration for the payment of $7,500. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On July 6, 2006, we issued 250,000 shares of our common stock to Abigail Septimus in consideration for the payment of $2,500. Abigail Septimus is the child of Bonnie Septimus, our Treasurer, Secretary, and a Director, and is also a sibling of Philip Septimus, our President and a Director. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On July 6, 2006, we issued 250,000 shares of our common stock to Aliza Septimus in consideration for the payment of $2,500. Aliza Septimus is the child of Bonnie Septimus, our Treasurer, Secretary, and a Director, and is also a sibling of Philip Septimus, our President and a Director. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On July 6, 2006, we issued 250,000 shares of our common stock to Chana Septimus in consideration for the payment of $2,500. Chana Septimus is the child of Bonnie Septimus, our Treasurer, Secretary, and a Director, and is also a sibling of Philip Septimus, our President and a Director. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On July 6, 2006, we issued 250,000 shares of our common stock to Michal Hackel in consideration for the payment of $2,500. Michal Hackel is the child of Bonnie Septimus, our Treasurer, Secretary, and a Director, and is also a sibling of Philip Septimus, our President and a Director. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On July 6, 2006, we issued 250,000 shares of our common stock to Talia Septimus in consideration for the payment of $2,500. Talia Septimus is the child of Bonnie Septimus, our Treasurer, Secretary, and a Director, and is also a sibling of Philip Septimus, our President and a Director. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

On July 6, 2006, we issued 250,000 shares of our common stock to Zvi Septimus in consideration for the payment of $2,500. Zvi Septimus is the child of Bonnie Septimus, our Treasurer, Secretary, and a Director, and is also a sibling of Philip Septimus, our President and a Director. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

In January, 2007, we issued 61,250 shares of common stock to 49 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation S. The consideration paid for such shares was $0.08 per share, amounting in the aggregate to $4,900. We did not offer such shares in the United States, each of the purchasers was outside the United States, and there were no selling efforts in the United States.

In January, 2007, we issued 563,750 shares of common stock to 5 investors in a private placement pursuant to the exemption from the registration requirements of the Securities Act provided by Regulation D. The consideration paid for such shares was $0.08 per share, amounting in the aggregate to $45,100. Each of the purchasers was an accredited investor, and the Company conducted the private placement without any general solicitation or advertisement and a restriction on resale.

Pursuant to the Transfer Agent Agreement dated February 6, 2007, as amended on March 16, 2007, the Company issued 50,000 shares of common stock to Island Capital Management LLC in consideration for services to be rendered to the Company as its transfer agent. The Company has an option to purchase any or a portion of these shares for a purchase price of $15,000 for all the shares, or $0.30 per share. The option expires on May 31, 2008.

Between August 20, 2007 to October 29, 2007, the Company accepted subscriptions for Series A Convertible Preferred Stock (“Series A Preferred”) from 4 accredited investors, for an aggregate of 1,050 shares of Series A Preferred stock. The purchase price paid to the Company for such shares was $1,000 per share, amounting in the aggregate to $1,050,000. The Company offered its Series A Preferred pursuant to Section 4(2) of the Securities Act of 1933. All subscriptions for shares of Series A Preferred were evidenced by a subscription agreement, in which the subscribers represent to the Company that the subscriber was an accredited investor (as such term is defined under Rule 501 of Regulation D), and the transaction did not involve any form of general solicitation or advertising.

On December 21, 2007, the Company issued 30,000,000 shares to the members of Karat Platinum in exchange for their respective membership interests in Karat Platinum. The shares were issued under Section 4(2) of the Securities Act of 1933, as amended.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws provide that directors and officers (and any person who acted at our request as an officer or director) shall be indemnified by us to the fullest extent authorized by the general corporate laws of Nevada against all expenses and liabilities reasonably incurred in connection with services for us or on our behalf.

Section 3 - Securities and Trading Markets

Item 3.02  Unregistered Sales of Equity Securities

The disclosures set forth above under Item 1.01 (Entry into a Material Definitive Agreement) and Item 2.01 (Completion of Acquisition or Disposition of Assets) are hereby incorporated by reference into this Item 3.02.

As discussed above in Items 1.01 and 2.01, on December 21, 2007, Sentra issued an aggregate of 30,000,000 shares of Sentra’s common stock to the Karat Platinum Members. The shares were issued pursuant to the Exchange Agreement, among Sentra, Karat Platinum, and Karat Platinum members. In consideration for such securities, the Karat Platinum members conveyed to Sentra all of their membership interests in Karat Platinum. Such securities were issued under Section 4(2) of the Securities Act of 1933, as amended, and Regulation D promulgated by the Securities and Exchange Commission thereunder.

Section 5 - Corporate Governance and Management

Item 5.01  Changes in Control of Registrant

The disclosures set forth above under Item 1.01 (Entry into a Material Definitive Agreement), Item 2.01 (Completion of Acquisition or Disposition of Assets), and Item 3.02 (Unregistered Sales of Equity Securities) are hereby incorporated by reference into this Item 5.01.

The shares issued to the members of Karat Platinum represent 90.43% of the issued and outstanding shares of the Company. In connection with the Exchange, David Neuberg and Howard Slochowsky were appointed as officers and directors of Sentra. Upon the exchange of their respective membership interests in Karat Platinum for shares of Sentra’s common stock, David Neuberg and Howard Slochowsky own 35.42% and 9.8%, respectively, of Sentra’s common stock issued and outstanding.

Item 5.02  Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers.

The disclosures set forth above under Item 1.01 (Entry into a Material Definitive Agreement), Item 2.01 (Completion of Acquisition or Disposition of Assets), and Item 5.01 (Changes in Control of Registrant) are hereby incorporated by reference into this Item 5.02.

As of December 21, 2007, Bonnie Septimus and Philip Septimus resigned from all of their respective positions as officers of the Company.

On December 21, 2007, and pursuant to the Exchange Agreement, David Neuberg and Howard Slochowksy were appointed as additional directors of Sentra. Each director of Sentra serves for a term of one year or until the successor is elected at Sentra's annual shareholders' meeting and is qualified, subject to removal by Sentra's shareholders.

In addition to becoming directors, Mr. Neuberg was appointed as Sentra’s Chief Executive Officer and President and Mr. Slochowsky was appointed as Senior Vice President of Operations. In addition, Gary Jacobs was appointed as Chief Financial Officer, Chief Operating Officer, and Treasurer. Philip Septimus was appointed Chairman and Secretary. Both Mr. Septimus and Ms. Septimus will remain as directors. Each officer serves, at the pleasure of the board of directors, for a term of one year and until the successor is elected at the annual meeting of the board of directors and is qualified.

For a description of the business experience of Messrs. Neuberg, Jacobs and Slochowsky, please see the section titled “Directors, Executive Officers, Promoters and Control Persons”, above. Other than as set forth therein, none of our directors or officers is a director in any other reporting companies and none of our directors or officers has been affiliated with any company that has filed for bankruptcy within the last five years. The Company is not aware of any proceedings to which any of the Company’s officers or directors, or any associate of any such officer or director, is a party adverse to the Company or any of the Company’s subsidiaries or has a material interest adverse to it or any of its subsidiaries.

Other than as set forth in the “Directors, Executive Officers, Promoters and Control Persons” and “Certain Relationships and Related Transactions” sections of this Report, there are no transactions during the last two years, or proposed transactions, to which we were or are to be a party, in which any of the following persons had or is to have a direct or indirect material interest: (a) any director or executive officer of the small business issuer; (b) any majority security holder; or (c) any member of the immediate family (including spouse, parents, children, siblings, and in-laws) of any of the persons in the above.

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The disclosures set forth above under Item 1.01 (Entry into a Material Definitive Agreement), Item 2.01 (Completion of Acquisition or Disposition of Assets), and 5.01 (Changes in Control of Registrant), are hereby incorporated by reference into this Item 5.03.

Pursuant to Article VIII of the Company’s Bylaws, Article VII, Section 3 has been amended to change the fiscal year of the Company from December 31 to March 31.

Item 5.06 Change in Shell Company Status.

The disclosures set forth above under Item 1.01 (Entry into a Material Definitive Agreement), Item 2.01 (Completion of Acquisition or Disposition of Assets), and 5.01 (Changes in Control of Registrant), are hereby incorporated by reference into this Item 5.06.

Sentra was a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the closing of the Exchange Agreement. As a result of the exchange of all of the membership interests of Karat Platinum for shares of Sentra’s common stock, Karat Platinum became the wholly owned subsidiary and main operating business of Sentra. Consequently, the Company believes that the acquisition of all of the membership interests of Karat Platinum has caused it to cease to be a shell company.

Section 9 - Financial Statements and Exhibits

Item 9.01  Financial Statements and Exhibits.

(a) Financial Statements of business acquired.

(1) Report of Independent Registered Public Accounting Firm
(2) Consolidated Balance Sheets March 31, 2007 and 2006
(3) Consolidated Statements of Operations Years ended March 31, 2007 and 2006

(4) Consolidated Statement of Members' Deficit Years ended March 31, 2007 and 2006

(5) Consolidated Statements of Cash Flows Years ended March 31, 2007 and 2006

(6) Notes to Consolidated Financial Statements

(1) Condensed Consolidated Balance Sheets, September 30, 2007 (Unaudited) and March 31, 2007

(2) Condensed Consolidated Statements of Operations (Unaudited) Six Months Ended September 30, 2007 and 2006

(3) Condensed Consolidated Statements of Cash Flows (Unaudited) Six Months Ended September 30, 2007 and 2006

(4) Notes to Condensed Consolidated Financial Statements

(b) Pro forma financial information.

(1) Unaudited Pro Forma Condensed Combined Balance Sheet, as of September 30, 2007

(2) Unaudited Pro Forma Condensed Combined Statement of Operations For the Twelve Months Ended For Twelve Months Ended March 31, 2007

(c) Exhibits.

Exhibit	Description

3.1	Certificate of Incorporation of Registrant (filed with the Securities and Exchange Commission on Form SB-2 on February 9, 2007).

3.2	Bylaws of Registrant (filed with the Securities and Exchange Commission on Form SB-2 on February 9, 2007).

4.3
Certificate of Designation for the Series A Convertible Preferred Stock, filed with the Nevada Secretary of State on August 20, 2007 (filed with the Securities and Exchange Commission on Form 8-K on August 24, 2007).

4.4
Certificate of Designation for the Series B Convertible Preferred Stock, filed with the Nevada Secretary of State on October 29, 2007 (filed with the Securities and Exchange Commission on Form 8-K on October 29, 2007).

4.5	Certificate of Amendment to the Certificate of Designation for the Series A Convertible Preferred Stock, filed with the Nevada Secretary of State on November 28, 2007.

10.17	Exchange Agreement, dated December 21, 2007, by and between Sentra Consulting Corp., Karat Platinum LLC and the Karat Platinum Members.

10.18	Form of Lock-Up Agreement dated December 21, 2007 executed by each of the Karat Platinum Members.

10.19	Form of Assignment Agreement dated December 21, 2007 executed by each of the Karat Platinum Members.

10.20	Cooperation and License Agreement dated January 13, 2004 between Karat Platinum with Allgemeine Gold - und Silberscheideanstalt AG,

10.21	Amendment to the Cooperation and License Agreement dated March 30, 2006 between Karat Platinum with Allgemeine Gold - und Silberscheideanstalt AG

10.22	Amendment to the Cooperation and License Agreement dated June 29, 2007 between Karat Platinum with Allgemeine Gold - und Silberscheideanstalt AG

10.23	Form of Secured Promissory Notes between Karat Platinum LLC and Sentra Consulting Corp.

10.24	Promissory Note dated September 6, 2006 between Karat Platinum LLC and Malkie Neuberg.

10.25	Lease Agreement between 15 Hoover Street LLC and Karat Platinum, LLC dated February 1, 2007.

10.26	Transfer Agent Agreement dated February 6, 2007, as amended March 16, 2007, between Sentra Consulting Corp. and Island Capital Management LLC.

10.27	Promissory Note dated March 19, 2007 between Karat Platinum LLC and Mark Feuer, as amended on September 30, 2007.

10.28	Promissory Note dated March 21, 2007 between Karat Platinum LLC and Bryan Cave LLP

10.29	Stock Purchase Warrant dated December 21, 2007 between Sentra Consulting Corp. and ABN AMRO Bank N.V.

10.30	Employment Agreement dated March 12, 2005 between Gary M. Jacobs, Goldforce International, LTD and Karat Platinum.

10.31	Promissory Note dated October 8, 2007 by and between Sentra Consulting Corp. and Bonnie Septimus (filed with the Securities and Exchange Commission on Form 8-K dated October 29, 2007).

10.32	Promissory Note dated December 27, 2007 by and between Sentra Consulting Corp. to Bonnie Septimus and/or her designees.

10.33	General Security Agreement dated July 11, 2007 between Karat Platinum LLC and Sentra Consulting Corp. (filed with the Securities and Exchange Commission on Form 8-K on July 17, 2007).

10.34	Amendment to the General Security Agreement dated August 22, 2007, by and between Karat Platinum LLC and Sentra Consulting Corp. (filed with the Securities and Exchange Commission on Form 8-K on August 24, 2007).

10.35	General Security Agreement dated July 12, 2007 between Sentra Consulting Corp. and the secured noteholders (filed with the Securities and Exchange Commission on Form 8-K on July 17, 2007).

10.36	Form of Intercreditor Agreement among the Sentra Consulting Corp. secured noteholders (filed with the Securities and Exchange Commission on Form 8-K on July 17, 2007).

10.37	Amended to the Secured Promissory Notes among Karat Platinum LLC and Sentra Consulting Corp. (filed with the Securities and Exchange Commission on Form 8-K on October 29, 2007).

10.38	Form of Amended and Restated Secured Promissory Note (filed with the Securities and Exchange Commission on Form 8-K on October 29, 2007).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 31, 2007

SENTRA CONSULTING CORP.
(Registrant)

	By:	/s/ David Neuberg
Name: David Neuberg
Title: Chief Executive Officer and President

KARAT PLATINUM, LLC AND AFFILIATE

REPORT ON CONSOLIDATED
FINANCIAL STATEMENTS

YEARS ENDED MARCH 31, 2007 AND 2006

KARAT PLATINUM, LLC AND AFFILIATE

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders
Karat Platinum, LLC

We have audited the accompanying consolidated balance sheets of Karat Platinum, LLC and Affiliate as of March 31, 2007 and 2006, and the related consolidated statements of operations, members' deficit and cash flows for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Karat Platinum, LLC and Affiliate as of March 31, 2007 and 2006, and their results of operations and cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2, the Company has experienced recurring net losses resulting in a members' deficit of $4,145,836 as of March 31, 2007. This condition raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans regarding these matters are also described in Note 2. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ J.H. Cohn LLP
Jericho, New York
December 26, 2007

KARAT PLATINUM, LLC AND AFFILIATE

CONSOLIDATED BALANCE SHEETS
MARCH 31, 2007 AND 2006

ASSETS
	2007	2006
CURRENT ASSETS
Cash	$318,468	$22,893
Accounts receivable, net of allowance for doubtful accounts of $6,443 and $0, respectively	194,856	92,478
Inventories	1,414,118	351,511
Prepaid expenses and other current assets	79,153	33,282

Total current assets	2,006,595	500,164

Property and equipment, net of accumulated depreciation of $316,946 and $0, respectively	2,106,458	4,284
Patents	201,947	116,174

TOTAL ASSETS	$4,315,000	$620,622

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$478,667	$537,560
Due to shareholder	36,659	-
Current portion of long-term debt	75,000	-
Short-term notes payable	150,000	-

Total current liabilities	740,326	537,560

Long-term debt, net of current portion	6,057,060	-
Due to affiliate	1,663,450	1,911,989

Total liabilities	8,460,836	2,449,549

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT	(4,145,836)	(1,828,927)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$4,315,000	$620,622

See Notes to Consolidated Financial Statements.

KARAT PLATINUM, LLC AND AFFILIATE

CONSOLIDATED STATEMENTS OF OPERATIONS
YEARS ENDED MARCH 31, 2007 AND 2006

	2007	2006

NET REVENUE	$634,095	$2,294,785

COST OF GOODS SOLD	783,546	2,172,958

Gross Margin	(149,451)	121,827

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	885,171	1,114,358

Loss from Operations	(1,034,622)	(992,531)

OTHER INCOME, net	26,000	-

INTEREST EXPENSE	(145,804)	-

Net Loss	$(1,154,426)	$(992,531)

See Notes to Consolidated Financial Statements.

KARAT PLATINUM, LLC AND AFFILIATE

CONSOLIDATED STATEMENT OF MEMBERS' DEFICIT
YEARS ENDED MARCH 31, 2007 AND 2006

Balance, April 1, 2005	$(852,321)

Net loss	(992,531)

Equity based compensation	15,925

Balance, March 31, 2006	(1,828,927)

Net loss	(1,154,426)

Noncontrolling interest - 15 Hoover Street LLC as of February 1, 2007	(1,162,483)

Balance, March 31, 2007	$(4,145,836)

See Notes to Consolidated Financial Statements.

KARAT PLATINUM, LLC AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS
YEARS ENDED MARCH 31, 2007 AND 2006

	2007	2006

OPERATING ACTIVITIES:
Net loss	$(1,154,426)	$(992,531)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	24,452	-
Provision for doubtful accounts	6,443	-
Inventory reserve	67,920	-
Equity based compensation	-	15,925
Interest converted to long-term debt	80,000	-
Changes in operating assets and liabilities, net of effects of consolidating 15 Hoover Street LLC on February 1, 2007:
Accounts receivable	(108,821)	(91,221)
Inventories	(1,130,527)	(198,492)
Prepaid expenses and other current assets	(42,316)	(33,281)
Accounts payable and accrued liabilities	252,812	326,160

Net cash used by operating activities	(2,004,463)	(973,440)

INVESTING ACTIVITIES:
Net cash consolidated from 15 Hoover Street LLC	16,731	-
Capital expenditures	(47,454)	(4,284)
Patents	(85,773)	(31,124)

Net cash used by investing activities	(116,496)	(35,408)

FINANCING ACTIVITIES:
Borrowing under short-term notes payable	150,000	-
Borrowings from affiliates	186,378	994,789
Borrowings from shareholder	36,659	-
Borrowings under long-term notes payable	2,043,497	-

Net cash provided by financing activities	2,416,534	994,789

Increase (decrease) in cash	295,575	(14,059)

Cash, beginning of period	22,893	36,952

Cash, end of period	$318,468	$22,893

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$145,804	$-

See Notes to Consolidated Financial Statements.

KARAT PLATINUM, LLC AND AFFILIATE

CONSOLIDATED STATEMENTS OF CASH FLOWS (concluded)
YEARS ENDED MARCH 31, 2007 AND 2006

	2007	2006

SUPPLEMENTAL SCHEDULE OF NONCASH INVESTING AND FINANCING ACTIVITIES:

Conversion of accounts payable to long-term notes payable	$315,953	$-

Interest converted to long-term note payable	$80,000	$-

Assets and liabilities of 15 Hoover Street LLC as of February 1, 2007
Property and equipment, net	$2,079,172	$-
Other current assets	$3,555	$-
Accounts payable and accrued liabilities	$4,248	$-
Due from affiliate	$434,917	$-
Mortgage payable	$3,692,610	$-

See Notes to Consolidated Financial Statements.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS:

Karat Platinum, LLC (the “Company”) is a New York limited liability corporation, which was formed in 2003. The Company manufactures and sells platinum alloy (“585 Platinum”) and jewelry under the brand names KARAT PLATINUM™, 14 KARAT PLATINUM ® and 14 Kt.Pt.®. Management believes that they sell the Company's products at prices which are significantly lower than existing market prices for similar types of jewelry, thus making platinum jewelry more affordable to consumers worldwide. The alloy is comprised of 58.5% platinum and 41.5% copper and cobalt.

The Company is the exclusive worldwide distributor and co-patent owner under a patent pending technology of the newly engineered 585 Platinum. The alloy was developed by Allgemeine Gold - und Silberscheideanstalt AG (“Agosi”), who granted the Company an exclusive worldwide license to the alloy through 2009, as well as assigning co-patent rights to the Company. See Note 8 for additional discussion of agreement with Agosi.

From inception through mid-year fiscal 2006, the Company's business principally consisted of sales of platinum alloy. During that year the Company changed its business model and transitioned the operations to selling platinum jewelry.

15 Hoover Street LLC ("Hoover"), which is under common ownership with the Company, owns and operates a 25,000 square foot building located at 15 Hoover Street, Inwood, New York. Hoover leases 12,000 square feet to the Company and is a variable interest entity ("VIE"). Effective February 1, 2007, Hoover rents office space to a related party under a month-to-month letter agreement for $13,333 per month. Total rental income received was $26,666 for the year ended March 31, 2007.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Basis of presentation:
As reflected in the accompanying consolidated financial statements, the Company has a members' deficit of $4,145,836 and negative cash flows from operations of $2,004,463 in fiscal 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. In addition, the Company might be required to sell certain of its assets. These actions, while necessary for the continuance of operations during a time of cash constraints and a shortage of working capital, could adversely affect the Company’s business.

New financing will be required to fund working capital and operations should the Company be unable to generate positive cash flow from operations in the near future. The Company is exploring the possible sale of equity securities and/or debt financing, and believes that additional financing will be available under terms and conditions that are acceptable to the Company. However, there can be no assurance that additional financing will be available. In the event financing is not available in the time frame required, the Company will be forced to reduce its rate of growth, if any, reduce operating expenses and curtail sales and marketing activities.

In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company’s ability to continue to raise capital and generate positive cash flows from operations. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. There is no assurance that the Company will operate at a profit in the future.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

Principles of Consolidation:
Financial Accounting Standards Board Interpretation 46(R), “Consolidation of Variable Interest Entities,” as amended (“FIN 46(R)”) requires certain VIEs to be consolidated by the primary beneficiary of the entity if the equity investors do not have sufficient equity at risk for the entity to finance its activities without additional subordinated financial support from other parties. Hoover's deficit has been consolidated with the controlling interest of the Company. The losses of Hoover will be charged to the controlling interest until such time as Hoover has positive equity.

The consolidated financial statements include the financial statements of the Company and Hoover, of which the Company is the primary beneficiary, effective February 1, 2007. The assets and liabilities of Hoover upon initial consolidation have been measured based on their carrying amounts as at that date. All intercompany transactions and balances have been eliminated in consolidation.

Revenue Recognition:
Sales are recorded when the earnings process is complete, which occurs when products are shipped in accordance with the terms of agreements, title and risk transfer to customers, collection is probable and pricing is fixed or determinable.

Inventories:
Inventories are valued at the lower of cost (determined by the first-in, first-out method or "FIFO") or market. Inventory costs include materials (predominately platinum alloy), labor, inbound freight, and receiving costs.

Patents:
Patents still pending are not amortized until effective. Patents once approved will be amortized on a straight-line basis over management's estimate of their economic useful life which has not, as of yet, been determined.

Property and Equipment:
Property and equipment is carried at cost and depreciated on the straight-line method over the estimated useful lives of the related property and equipment. Expenditures for maintenance and repairs of property and equipment are expensed as incurred. Major improvements are capitalized and amortized over the remaining useful life of the related asset.

Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Generally, matters subject to estimation and judgment include amounts related to accounts receivable realization, inventory obsolescence, asset impairments, useful lives of intangible and fixed assets. Actual results may differ from estimates provided.

Income Taxes:
The Company and Hoover were organized as limited liability companies and as such are treated as partnerships for Federal and State income tax purposes. Accordingly, no provision for income taxes is reported. The Company and Hoover's income or loss is reported on the individual income tax returns of the members.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

Concentrations of Credit Risk:
Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash and accounts receivables. The Company maintains its cash in bank deposits, the balances of which, at times, may exceed Federally insured limits. Exposure to credit risk is reduced by placing such deposits in high credit quality financial institutions. At March 31, 2007, the Company had cash balances of $243,700 in excess of Federally insured limits.

The Company sells its products to customers on an open credit basis. The Company’s trade accounts receivable are due from such customers and are generally uncollateralized. The Company closely monitors the extension of credit to its customers while maintaining allowances for potential credit losses, if required. On a periodic basis the Company evaluates its accounts receivable and establishes an allowance for doubtful accounts, if required, based on a history of write-offs, collections and current credit conditions.

Long-Lived Assets:
The Company reviews long-lived assets and patents for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future undiscounted net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of asset exceeds the fair value of the asset.

Advertising:
The Company expenses advertising costs as incurred. Advertising expenses totaled $3,747 for the year ended March 31, 2007 and $1,000 for the year ended March 31, 2006.

Recent accounting pronouncements:
In September 2006, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. SFAS No. 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. For the Company, SFAS No. 157 is effective for the fiscal year beginning April 1, 2008. Management will evaluate this standard to determine its impact, if any, on our consolidated financial statements.

On February 15, 2007, the FASB issued SFAS No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS No. 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Management will evaluate the impact of SFAS No. 159, if any, on our consolidated financial statements.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 3 - INVENTORIES:

Inventories are comprised of the following as of March 31:	2007	2006

Raw materials	$555,531	$221,893
Finished goods	926,507	129,618
	1,482,038	351,511

Inventory reserve	(67,920)	-
	$1,414,118	$351,511

NOTE 4 - PROPERTY AND EQUIPMENT:

Property and equipment consists of the following as of March 31:			Estimated
			Useful
	2007	2006	Lives

Land	$165,000	$-
Building and improvements	1,976,361	-	40 years
Furniture and fixtures	112,471	-	7 years
Machinery and equipment	169,572	4,284	5 years
	2,423,404	4,284
Less accumulated depreciation	(316,946)	-
	$2,106,458	$4,284

Depreciation expense for the years ended March 31, 2007 and 2006 was $24,452 and $0, respectively.

NOTE 5 - SHORT-TERM NOTE PAYABLE:

On March 19, 2007, the Company borrowed $150,000 from an individual and entered into a Promissory Note. The terms of the Note require the entire principal balance to be repaid on or before March 31, 2008, and bears interest, on the unpaid principal balance, at the rate of 6% per annum.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 6 - LONG-TERM DEBT:

Debt consisted of the following at March 31:	2007	2006

Mortgage Note payable	$3,693,750	$-
Note Payable	315,953	-
Notes payable to related party	2,122,357	-
	6,132,060	-
Less current portion	75,000	-
Long-term debt, net of current portion	$6,057,060	$-

Mortgage Note Payable:
On September 1, 2006, 15 Hoover Street, LLC entered into an agreement with First Central Savings Bank to consolidate and refinance previous mortgages on the 15 Hoover Street premises. The mortgage principal is $3,693,750 and is collateralized by the land and building. The mortgage is payable in monthly installments of interest only at the rate of 8.75% per annum until October 1, 2008, when the entire principal balance plus interest will be due.

Note Payable:
On March 21, 2007, the Company converted its outstanding account balance of $315,953 due to an attorney for services to a Promissory Note. Under the terms of this Promissory Note, quarterly principal payments of $25,000 are due commencing September 30, 2007 through June 30, 2009 with the remaining unpaid principal balance due on September 30, 2009. This note bears interest, on the unpaid principal balance, at the rate of 6% per annum commencing on September 30, 2007.

Note Payable to Related Party:
On September 6, 2006, the Company entered into a Promissory Note for $2,000,000 with a related party. Under the terms of this note, the unpaid principal and interest amounts are due on or before October 31, 2008. Interest on this note accrued at the rate of $20,000 per month for the period from December 1, 2006 through June 30, 2007, and thereafter at the rate of 10% per annum. All interest accrued prior to July 1, 2007 was added to the principal balance of the note, and all interest accrued after June 30, 2007 will be paid on a monthly basis. As of March 31, 2007, the unpaid principal and interest balance amounted to $2,122,357.

Future maturities on long-term obligations are as follows:

Year Ending March 31,	Amount

2008	$75,000
2009	5,916,107
2010	140,953
2011 and thereafter	-
$6,132,060

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 7 - CONCENTRATIONS:

Major Customers
During the year ended March 31, 2007, three customers accounted for 97% of the Company’s revenue. Two customers represented 99% of the outstanding accounts receivable at March 31, 2007. During the year ended March 31, 2006, one customer accounted for 88% of the Company's revenue. There was one customer that represented 98% of the outstanding accounts receivable at March 31, 2006.

Major Suppliers
The Company has one major supplier that represented 66% of purchases for the year ended March 31, 2007. The Company had one major supplier that represented 91% of purchases for the year ended March 31, 2006. There was no one supplier that represented a significant portion of the accounts payable balance at March 31, 2007 and 2006.

Management believes no risk is present with any one supplier other than Agosi, due to other suppliers being readily available.

NOTE 8 - COMMITMENTS:

Lease:
The Company currently leases 12,000 square feet of office, manufacturing and vault space in Inwood, New York, under an operating lease expiring in January 2009, with 15 Hoover Street LLC, a related party entity. This lease was entered into on February 1, 2007, and carries an annual rental rate of $240,000. The Company has one 12-month renewal option at the expiration of the initial term of the lease. All amounts have been eliminated in consolidation.

Purchase commitment:
On January 13, 2004 the Company entered into a Cooperation and License Agreement, as amended, with Agosi, whereby the Company has agreed to process 750kg of platinum alloy per calendar year through 2009. In addition, the Company has agreed to process all of its requirements for the platinum alloy through Agosi, unless under certain circumstances Agosi cannot supply adequate quantities required. The agreement provides for liquidated damages in the event that the Company does not meet the minimum purchase requirement in any one year. The amount to be paid is based on 50% of the shortfall at the labor pricing schedule as set in the agreement. The Company paid approximately $28,000 in liquidated damages related to the shortfall for calendar year 2006.

NOTE 9 - LEGAL MATTERS:

The Jewelers Vigilance Committee (“JVC”) has filed two petitions against Karat Platinum with the Trademark Trial and Appeal Board. The first petition, filed in August 2004, seeks the cancellation of six of the Company’s registered trademarks on the basis that these trademarks are deceptively misdescriptive. The second petition, filed in September 2007, opposes the Company’s application to federally register the Karat Platinum mark. The Company has filed a response contesting JVC’s allegations. These matters are currently pending before the United States Patent and Trademark Office. Management does not believe that the defense of said trademark will have a material impact to the consolidated financial statements.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 10 - DUE TO AFFILIATE:

Since inception, the Company’s operations have been primarily funded by advances from GF Int’l Holding, Inc. ("GFI"), an affiliated company which is under common ownership. As of March 31, 2007, the Company had received advances totaling $1,663,450. As a result of these advances, the Company was required to enter into a guarantee and certain security agreements with GFI’s secured lender, whereby the Company became a guarantor and pledged all its assets to the secured lender pursuant to a loan agreement between GFI and the secured creditor. On June 29, 2007, GFI, Inc. entered into an assignment and acceptance agreement with its secured creditor, and as a result, the Company’s guarantee and security agreements were released in full. 15 Hoover Street LLC also was a guarantor on the loan agreement with GF Int’l Holding, Inc., which guarantee was released on June 29, 2007.

In addition to these releases, GFI assigned all of its rights to the repayment of these advances to Harrod’s Capital, LLC. On November 1, 2007 the advances were converted to a note payable which is payable in full with accrued interest, at 6% per year, on April 30, 2009. In light of the refinancing of this short-term obligation to a long-term note payable, the Company has included the balance with long-term liabilities in the accompanying consolidated balance sheet.

On June 29, 2007, in connection with the guarantee release, the Company issued a stock purchase warrant granting ABN AMRO BANK N.V. the right to purchase from the Company 800,000 shares of the Company’s common stock, at a price per share equal to $0.01. The warrant may be exercised in whole or in part during the period commencing on the third anniversary and ending on June 30, 2017.

NOTE 11 - EQUITY TRANSACTIONS:

In January 2006, the principal members of the Company transferred 17.6% of their members' interest to employees and consultants. Certain employees received 10.6% shares of these member interests which were accounted for as compensation and charged to operations during the year ended March 31, 2006 based on their then fair value of approximately $16,000.

NOTE 12 - SUBSEQUENT EVENTS:

On June 21, 2007, the Company entered into a non-binding Letter of Intent with Sentra Consulting Corp. ("SCC"), pursuant to which the Company would exchange all the outstanding membership interests and common stock purchase warrant for 30,000,000 shares of common stock of SCC and 800,000 common stock purchase warrants, each providing the right to purchase one share of common stock, at a price per share equal to $0.01. The closing of this transaction is subject to the satisfaction of certain conditions, including without limitations, the release of the Company’s collateral as discussed in Note 10.

From June 22, 2007 through October 26, 2007, the Company has borrowed a total of $2,195,000 from SCC under a series of Promissory Notes, of which $960,000 of the notes bear interest at 18.0% per annum, maturing from December 19, 2007 through January 14, 2008 and $1,235,000 of the notes bear interest at 9.0% per annum, maturing from November 20, 2007 through January 31, 2008. Each of these notes is secured by all the assets of the Company pursuant to a Security Agreement dated July 12, 2007, as amended on August 22, 2007.

KARAT PLATINUM, LLC AND AFFILIATE

CONDENSED CONSOLIDATED
FINANCIAL STATEMENTS

SIX MONTHS ENDED
SEPTEMBER 30, 2007 AND 2006

KARAT PLATINUM, LLC AND AFFILIATE

INDEX

PAGE

Condensed Consolidated Balance Sheets September 30, 2007 (Unaudited) and March 31, 2007	2

Condensed Consolidated Statements of Operations (Unaudited) Six Months Ended September 30, 2007 and 2006	3

Condensed Consolidated Statements of Cash Flows (Unaudited) Six Months Ended September 30, 2007 and 2006	4

Notes to Condensed Consolidated Financial Statements	5 - 8

KARAT PLATINUM, LLC AND AFFILIATE

CONDENSED CONSOLIDATED BALANCE SHEETS

ASSETS
	September 30,	March 31,
	2007	2007
	(unaudited)	(Note 1)
CURRENT ASSETS
Cash and cash equivalents	$51,765	$318,468
Accounts receivable, net of allowance for doubtful accounts of $-0-and $6,443 respectively	51,775	194,856
Inventories	2,125,942	1,414,118
Prepaid expenses and other current assets	61,906	79,153
Total current assets	2,291,388	2,006,595

Property and equipment, net of accumulated depreciation of $380,286 and $316,946 respectively	2,045,835	2,106,458
Patents	228,319	201,947
TOTAL ASSETS	$4,565,542	$4,315,000

LIABILITIES AND MEMBERS' DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued liabilities	$452,474	$478,667
Due to shareholder	24,308	36,659
Current portion of long-term debt	100,000	75,000
Short-term notes payable	2,110,000	150,000
Total current liabilities	2,686,782	740,326

Long-term debt, net of current portion	7,662,242	7,720,510

Total liabilities	10,349,024	8,460,836

COMMITMENTS AND CONTINGENCIES

MEMBERS' DEFICIT	(5,783,482)	(4,145,836)

TOTAL LIABILITIES AND MEMBERS’ DEFICIT	$4,565,542	$4,315,000

See Notes to Condensed Consolidated Financial Statements.

KARAT PLATINUM, LLC AND AFFILIATE

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Six Months Ended
	September 30,
	2007	2006

NET REVENUE	$115,855	$80,206

COST OF GOODS SOLD	269,310	88,743

Gross Margin	(153,455)	(8,537)

SELLING, GENERAL AND ADMINISTRATIVE EXPENSES	1,238,466	388,543

Loss from Operations	(1,391,921)	(397,080)

OTHER INCOME	80,000	-

INTEREST EXPENSE	(513,405)	-

Net Loss	$(1,825,326)	$(397,080)

See Notes to Condensed Consolidated Financial Statements.

KARAT PLATINUM, LLC AND AFFILIATE

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	Six Months Ended
	September 30,
	2007	2006

OPERATING ACTIVITIES:
Net loss	$(1,825,326)	$(397,080)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation	63,340	-
Provision for doubtful accounts	-	6,443
Inventory reserve	6,349	-
Warrants issued at fair value	187,680	-
Interest converted to long-term debt	60,000
Changes in operating assets and liabilities:
Accounts receivable	143,081	1,920
Inventory	(718,173)	(52,828)
Prepaid expenses and other current assets	17,247	(40,000)
Accounts payable and accrued expenses	(26,193)	246,827

Net cash used by operating activities	(2,091,995)	(234,718)

INVESTING ACTIVITIES:
Patents	(26,372)	(81,320)
Capital expenditures	(2,717)	-

Net cash used by investing activities	(29,089)	(81,320)

FINANCING ACTIVITIES:
Payments on long-term notes payable	(93,268)	-
Payments on loan from shareholder	(12,351)
Borrowings from affiliate	-	298,377
Borrowings under short-term notes payable	1,960,000	-

Net cash provided by financing activities	1,854,381	298,377

Decrease in cash	(266,703)	(17,661)

Cash, beginning of period	318,468	22,893

Cash, end of period	$51,765	$5,232

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
Interest paid	$53,474	$-

SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING ACTIVITIES:
Assignment and conversion of balance due to affiliate to long-term note payable with third party	$1,663,450	$-

Interest converted to long-term note payable	$60,000	$-

See Notes to Condensed Consolidated Financial Statements.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:

Karat Platinum, LLC (the “Company”) is a New York limited liability corporation, which was formed in 2003. The Company manufactures and sells platinum alloy (“585 Platinum”) and jewelry under the brand names KARAT PLATINUM™, 14 KARAT PLATINUM ® and 14 Kt.Pt.®. Management believes that they sell the Company's products at prices which are significantly lower than existing market prices for similar types of jewelry, thus making platinum jewelry more affordable to consumers worldwide. The alloy is comprised of 58.5% platinum and 41.5% copper and cobalt.

The Company is the exclusive worldwide distributor and co-patent owner under a patent pending technology of the newly engineered 585 Platinum. The alloy was developed by Allgemeine Gold - und Silberscheideanstalt AG (“Agosi”), who granted the Company an exclusive worldwide license to the alloy through 2009, as well as assigning co-patent rights to the Company.

From inception through mid-year fiscal 2006, the Company's business principally consisted of sales of platinum alloy. During that year the Company changed its business model and transitioned the operations to selling platinum jewelry.

15 Hoover Street LLC ("Hoover"), which is under common ownership with the Company, owns and operates a 25,000 square foot building located at 15 Hoover Street, Inwood, New York. Hoover leases 12,000 square feet to the Company and is a variable interest entity ("VIE"). Effective February 1, 2007, Hoover rents office space to a related party under a month-to-month letter agreement for $13,333 per month. Total rental income received was $80,000 for the six months ended September 30, 2007.

General:
The accompanying unaudited interim condensed consolidated financial statements were prepared in accordance with accounting principles generally accepted in the Untied States of America and the interim financial statement rules and regulations of the Securities and Exchange Commission ("SEC"). In the opinion of management, these statements include all adjustments (consisting only of normal recurring adjustments) necessary for a fair presentation of the condensed consolidated financial statements. The interim operating results are not necessarily indicative of the results for a full year or any interim period. The March 31, 2007 consolidated balance sheet has been derived from the audited consolidated financial statements included elsewhere in this form 8K.

Basis of presentation:
As reflected in the accompanying condensed consolidated financial statements, the Company has a deficit of $5,783,482 and negative cash flows from operations of $2,091,995 for the six months ended September 30, 2007. These matters raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time. In addition, the Company might be required to sell certain of its assets. These actions, while necessary for the continuance of operations during a time of cash constraints and a shortage of working capital, could adversely affect the Company’s business.

New financing will be required to fund working capital and operations should the Company be unable to generate positive cash flow from operations in the near future. The Company is exploring the possible sale of equity securities and/or debt financing, and believes that additional financing will be available under terms and conditions that are acceptable to the Company. However, there can be no assurance that additional financing will be available. In the event financing is not available in the time frame required, the Company will be forced to reduce its rate of growth, if any, reduce operating expenses and curtail sales and marketing activities.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (continued)

Basis of presentation (concluded):
In view of the matters described in the preceding paragraph, recoverability of a major portion of the recorded asset amounts shown in the accompanying condensed consolidated balance sheet is dependent upon continued operations of the Company, which, in turn, is dependent upon the Company’s ability to continue to raise capital and generate positive cash flows from operations. The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should the Company be unable to continue its existence. There is no assurance that the Company will operate at a profit in the future.

Revenue Recognition:
Sales are recorded when the earnings process is complete, which occurs when products are shipped in accordance with the terms of agreements, title and risk transfer to customers, collection is probable and pricing is fixed or determinable.

Inventories:
Inventories are valued at the lower of cost (determined by the first-in, first-out method or "FIFO") or market. Inventory costs include materials (predominately platinum alloy), labor, inbound freight, and receiving costs.

Use of Estimates:
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities as of the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Generally, matters subject to estimation and judgment include amounts related to accounts receivable realization, inventory obsolescence, asset impairments, useful lives of intangible and fixed assets. Actual results may differ from estimates provided.

Income Taxes:
The Company and Hoover are organized as limited liability companies and as such are treated as partnerships for Federal and State income tax purposes. Accordingly, no provision for income taxes is reported. The Company and Hoover's income or loss is reported on the individual income tax returns of the members.

Recent accounting pronouncements:
In September 2006, the Financial Accounting Standards Board (“FASB”) issued SFAS No. 157, “Fair Value Measurements” (“SFAS No. 157”). This statement establishes a single authoritative definition of fair value, sets out a framework for measuring fair value, and requires additional disclosures about fair-value measurements. SFAS No. 157 defines fair value as “the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date”. For the Company, SFAS No. 157 is effective for the fiscal year beginning April 1, 2008. Management will evaluate this standard to determine its impact, if any, on our condensed consolidated financial statements.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - DESCRIPTION OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES: (concluded)

Recent accounting pronouncements:
On February 15, 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 159, “The Fair Value Option for Financial Assets and Financial Liabilities - Including an Amendment of FASB Statement No. 115” (“SFAS No. 159”). This standard permits an entity to measure financial instruments and certain other items at estimated fair value. Most of the provisions of SFAS No. 159 are elective; however, the amendment to FASB No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” applies to all entities that own trading and available-for-sale securities. The fair value option created by SFAS No. 159 permits an entity to measure eligible items at fair value as of specified election dates. The fair value option (a) may generally be applied instrument by instrument, (b) is irrevocable unless a new election date occurs, and (c) must be applied to the entire instrument and not to only a portion of the instrument. SFAS No. 159 is effective as of the beginning of the first fiscal year that begins after November 15, 2007. Management will evaluate the impact of SFAS No. 159, if any, on our condensed consolidated financial statements.

NOTE 2 - INVENTORIES:

Inventories are comprised of the following:
	September 30,	March 31,
	2007	2007

Raw materials (predominately platinum alloy)	$866,616	$555,531
Finished goods	1,333,595	926,507
	2,200,211	1,482,038

Inventory reserve	(74,269)	(67,920)
	$2,125,942	$1.414.118

NOTE 3 - SHORT-TERM NOTES PAYABLE:

On March 19, 2007, the Company borrowed $150,000 from an individual and entered into a Promissory Note. The terms of the Note require the entire principal balance to be repaid on or before March 31, 2008, and bears interest, on the unpaid principal balance, at the rate of 6% per annum.

From June 22, 2007 through October 26, 2007, the Company has borrowed a total of $2,195,000 from Sentra Consulting Corp. ("SCC") under a series of Promissory Notes, of which $960,000 of the notes bear interest at 18.0% per annum, maturing from December 19, 2007 through January 14, 2008 and $1,235,000 of the notes bear interest at 9.0% per annum, maturing from November 20, 2007 through January 31, 2008. Each of these notes is secured by all the assets of the Company pursuant to a Security Agreement dated July 12, 2007, as amended on August 22, 2007.

KARAT PLATINUM, LLC AND AFFILIATE

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

NOTE 4 - LONG-TERM DEBT:

At March 31, 2007 the Company had received advances totaling $1,663,450 from GF Int’l. Holding, Inc. (“GFI”), an affiliated company which is under common ownership. On June 29, 2007, GFI, the Company and Hoover entered into an assignment and acceptance agreement with ABN AMRO BANK N.V., GFI's secured lender, whereby all parties agreed that the Company would become the primary obligor on the obligation assigned to Harrod's Capital LLC.

In connection with the guarantee release, the Company issued a stock purchase warrant granting ABN AMRO BANK N.V. the right to purchase 800,000 shares of the Company’s common stock, at a price per share equal to $0.01. The warrant may be exercised in whole or in part during the period commencing on the third anniversary and ending on June 30, 2017. The warrants were recorded at their estimated fair value of $187,680 using the Black-Scholes option-pricing model, applying the weighted average assumptions as follows:

Dividend yield	0.00%
Expected volatility	62.03%
Risk-free rate	5.03%
Expected life of warrants	10 years

The Company has estimated expected volatility based on the historical volatility of certain comparable companies as determined by management. The risk-free interest rate assumption is based upon observed interest rates appropriate for the expected term of the warrant. The dividend yield assumption is based on the Company's intent not to issue a dividend. The expected term is based on the contractual life of the warrant.

On November 1, 2007 the advances were converted to a note payable which is payable in full with accrued interest, at 6% per year, on April 30, 2009. In light of the refinancing of this short-term obligation to a long-term note payable, the Company has included the balance with long-term liabilities in the accompanying condensed consolidated balance sheet.

Future maturities on long-term obligations are as follows:

Year Ending	Amount

2008	$100,000
2009	5,857,838
2010	1,804,404
2011 and thereafter	-
$7,762,242

NOTE 5 - COMMITMENTS AND CONTINGENCIES:

On June 21, 2007, the Company entered into a non-binding Letter of Intent with SCC, pursuant to which the Company would exchange all the outstanding membership interests and common stock purchase warrant for 30,000,000 shares of common stock of SCC and 800,000 common stock purchase warrants, each providing the right to purchase one share of common stock, at a price per share equal to $0.01. The closing of this transaction is subject to the satisfaction of certain conditions, including without limitations, the release of the Company’s collateral as discussed in Note 4.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The following unaudited pro forma condensed combined balance sheet combines the consolidated historical balance sheet of Karat Platinum and the balance sheet of Sentra as of September 30, 2007, giving effect to the merger as if it had been consummated on September 30, 2007. The following unaudited pro forma condensed consolidated statement of operations for the twelve month period ended March 31, 2007 combines the consolidated statement of operations of Karat Platinum for its year ended March 31, 2007 with the statement of operations of Sentra for the period from July 6, 2006 (Inception) to March 31, 2007, giving effect to the merger as if it had occurred at April 1, 2006. The following unaudited pro forma condensed consolidated statement of operations for the six months ended September 30, 2007 combines the historical statements of operations of Karat Platinum and Sentra for the six months ended September 30, 2007, giving effect to the merger as if it had occurred at April 1, 2007.

The historical financial information has been adjusted to give effect to pro forma events that are related and/or directly attributable to the merger, are factually supportable and are expected to have a continuing impact on the combined results. Certain events related and attributable to the merger may have occurred at Karat Platinum prior the closing of the merger. Accordingly the adjustments presented on the pro forma condensed combined financial statements have been identified and presented in accordance with their timing to provide relevant information necessary for an accurate understanding of the combined company upon consummation of the merger.

We are providing the following information to aid you in your analysis of the financial aspects of the merger. We derived the historical financial information of Karat Platinum for the year ended March 31, 2007 from the audited consolidated financial statements of Karat Platinum for the year ended March 31, 2007 included elsewhere in this form 8K. We derived the historical financial information of Sentra from the March 31, 2007 unaudited financial statements of Sentra and the September 30, 2007 unaudited financial statements of Sentra included elsewhere in this form 8K. We derived the pro forma information for the six months ended September 30, 2007 from the unaudited financial statements of Karat Platinum and Sentra for the six months ended September 30, 2007 included elsewhere in this form 8K. This information should be read together with Karat Platinum’s and Sentra’s audited and unaudited financial statements and related notes, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Karat Platinum and Sentra and other financial information included elsewhere in this form 8K.

The unaudited pro forma condensed combined financial information is for illustrative purposes only. The financial results may have been different had the companies always been combined. You should not rely on the unaudited pro forma condensed combined financial information as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. Karat Platinum and Sentra had certain historical relationships prior to the merger. Accordingly, pro forma adjustments were required to eliminate activities among the companies.

In the merger, Sentra acquired all the membership interest in Karat Platinum from its members in exchange for consideration consisting of 30,000,000 shares of Sentra common stock. Immediately after the merger the Karat Platinum stockholders own 90.43% of the then issued and outstanding common stock of the combined company and the existing Sentra stockholders own 9.57% of the then issued and outstanding common stock of the combined company. If holders of the Sentra’s Series A Preferred Stock and Series B Preferred Stock seek conversion, the Karat Platinum stockholders would own approximately 72.66% of the outstanding shares of common stock of the combined company compared to approximately 27.34% for Sentra stockholders.

The merger will be accounted for as a reverse merger, equivalent to a recapitalization, through the issuance of stock by Karat Platinum for the net monetary assets of Sentra. The net monetary assets of Sentra will be recorded as of the merger date at their respective historical costs, which is considered to be the equivalent of fair value. No goodwill or intangible assets will be recorded as a result of the merger.

The determination of Karat Platinum as the accounting acquirer has been made based on consideration of all quantitative and qualitative factors of the merger, including significant consideration given to the following upon consummation of the merger that (i) Karat Platinum’s management will continue in all the officer and senior management positions of the combined company and, accordingly, will have day-to-day authority to carry out the business plan after the merger; (ii) Karat Platinum’s employees (21 as of September 30, 2007) will continue on with no expected disruption, while no Sentra employees are anticipated to become employees of the combined company; (iii) the current Karat Platinum business plan and operations will continue as the business plan of the combined company with no changes expected as a result of the merger; (iv) of the five member board of directors of the combined company, one member will be an independent director nominated equally by Karat Platinum stockholders and Sentra’s initial stockholders, two directors will be designated by Karat Platinum’s stockholders and affiliates as the CEO and Senior Vice President of Operations of the combined company and two directors from the former Sentra officer group; (v) the largest stockholder group is comprised of members of Karat Platinum’s management who will own approximately 53.65% of the combined company after the completion of the merger (or 41.99% if Preferred Holders of Sentra’s seek conversion) compared to a Sentra minority stockholder group comprised of its initial stockholders which would represent approximately 9.57% ownership of the combined company after the merger (or 7.49% if Sentra Preferred Holders of Sentra’s seek conversion).

In addition to the factors described above, in reaching its determination of Karat Platinum as the accounting acquirer, management also contemplated (i) the substance and design of the merger; (ii) the impact of potentially dilutive securities on ownership of the combined company under varying scenarios; and (iii) the size of Karat Platinum versus Sentra, considering total assets, revenues and operating expenses.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

			Merger
	Karat Platinum	Sentra	Adjustments		Combined
ASSETS:
CURRENT ASSETS
Cash	$51,765	$25,045			$76,810
Accounts Receivable, net	51,775	0			51,775
Note Receivable	0	1,960,000	($1,960,000)	a	0
Inventory	2,125,942	0			2,125,942
Accrued Interest Receivable	0	48,999	(48,999)	b	0
Prepaid expenses and other current assets	61,906	0			61,906
Total Current Assets	2,291,388	2,034,044	(2,008,999)		2,316,433

Property and equipment, net	2,045,835	0			2,045,835
Patents	228,319	0			228,319

TOTAL ASSETS	$4,565,542	$2,034,044	($2,008,999)		$4,590,587

LIABILITIES, STOCKHOLDERS’ EQUITY AND MEMBERS' DEFICIT:

CURRENT LIABILITIES
Accounts Payable and accrued liabilities	$452,474	$56,806	($48,999)	b	$460,281
Due to shareholder	24,308	0			24,308
Short term notes Payable	2,110,000	960,000	(1,960,000)	a	1,110,000
Current portion of long-term debt	100,000	0			100,000

Total Current Liabilities	2,686,782	1,016,806	(2,008,999)		1,694,589

Long-term debt, net of current portion	7,662,242	0			7,662,242

Total Liabilities	10,349,024	1,016,806	(2,008,999)		9,356,831

Preferred Stock		0			0
Series A Convertible Preferred Stock		1			1
Common Stock		3,175	30,000	c	33,175
Additional Paid-In Capital		1,182,285	(198,223)	c	984,062
Deficit Accumulated During Development Stage		(165,061)	165,061	c	0
Members' Deficit	(5,783,482)	0			(5,783,482)
Deferred Finance Costs		(3,162)	3,162	d	0
Total Stockholders' Equity and Members' Deficit	(5,783,482)	1,017,238	0		(4,766,244)

TOTAL LIABILITIES, STOCKHOLDERS' EQUITY AND MEMBERS’ DEFICIT	$4,565,542	$2,034,044	($2,008,999)		$4,590,587

See Notes to Unaudited Pro Forma Condensed Combined Balance Sheet

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS OF SEPTEMBER 30, 2007

The pro forma condensed combined balance sheet reflects the merger as a recapitalization through the issuance of stock by Karat Platinum in exchange for the net monetary assets of Sentra, assuming that the merger had been completed as of September 30, 2007. The historical balance sheets used in the preparation of the pro forma financial statements have been derived from Karat Platinum’s unaudited consolidated financial statements as of September 30, 2007 and Sentra’s unaudited financial statements as of September 30, 2007.

Pro forma adjustments are necessary to record (i) certain events related or attributable to the merger which have occurred at Karat Platinum prior to closing and (ii) the accounting upon consummation of the acquisition. No pro forma adjustments were required to conform Karat Platinum’s accounting policies to Sentra’s accounting policies. Descriptions of the adjustments included in the unaudited pro forma condensed combined balance sheet are as follows:

Karat Platinum Adjustments Related to Merger

(a) Elimination of inter-company loans.

(b) Elimination of inter-company accrued interest.

(c) Reflects the Issuance of 30,000,000 shares of Sentra Common Stock in exchange for the outstanding Member’s Interest of Karat Platinum.

(d) Reflects the charge for finance costs related to the merger.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE TWELVE MONTHS ENDED MARCH 31, 2007

	Karat Platinum	Sentra
	For the Twelve	July 6, 2006
	Months Ended	(Inception) To	Merger
	March 31, 2007	March 31, 2007	Adjustments	Combined

Net Revenue	$634,095	$0		$634,095

Cost of Goods Sold	783,546	0		783,546

Gross Margin	(149,451)	0		(149,451)

Selling, General and Administrative Expenses	885,171	29,506		914,677

Loss from Operations	(1,034,622)	(29,506)		(1,064,128)

Other Income, net	26,000	0		26,000

Interest Expense	(145,804)	0		(145,804)

Net Loss	($1,154,426)	($29,506)		($1,183,932)

Basic and Diluted Loss per Share	($0.04)	($0.01)		($0.04)

Weighted Average Basic and Diluted
Shares Outstanding	30,000,000	2,922,792		32,922,792

See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED SEPTEMBER 30, 2007

			Merger
	Karat Platinum	Sentra	Adjustments		Combined

Net Revenue	$115,855	$0			$115,855

Cost of Goods Sold	269,310	0			269,310

Gross Margin	(153,455)	0			(153,455)

Selling, General and Administrative Expenses	1,238,466	49,193			1,287,659

Loss from Operations	(1,391,921)	(49,193)			(1,441,114)

Other Income	80,000	48,999	($48,999)	e	80,000

Amortization of Deferred Finance Costs	0	(92,299)	(3,162)	f	(95,461)

Interest Expense	(513,405)	(43,062)	48,999	e	(507,468)

Net Loss	($1,825,326)	($135,555)	($3,162)		($1,964,043)

Basic and Diluted Loss per Share	($0.06)	($0.04)			($0.06)

Weighted Average Basic and Diluted
Shares Outstanding	30,000,000	3,175,000			33,175,000

See Notes to Unaudited Pro Forma Condensed Combined Statement of Operations

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
STATEMENTS OF OPERATIONS

FOR THE PERIODS ENDED MARCH 31, 2007 AND SEPTEMBER 30, 2007

The unaudited pro forma condensed combined statement of operations for the twelve months ended March 31, 2007 combines the audited consolidated statement of operations of Karat Platinum for the year ended March 31, 2007 and the unaudited statement of operations of Sentra for the period from July 6, 2006 (Inception) to March 31, 2007 assuming that the merger occurred at the beginning of the period presented. We derived the pro forma information of Karat Platinum for the year ended March 31, 2007 from the audited consolidated financial statements of Karat Platinum for the year ended March 31, 2007 included elsewhere in this proxy statement. The unaudited condensed statement of operations information of Sentra for the period from July 6, 2006 (Inception) to March 31, 2007 is derived from the March 31, 2007 unaudited financial statements included elsewhere in this form 8K.

The unaudited pro forma condensed combined statement of operations for the six months ended September 30, 2007 combines the unaudited condensed consolidated statement of operations of Karat Platinum for the six months ended September 30, 2007 with the unaudited condensed statement of operation of Sentra for the six months ended September 30, 2007 assuming that the merger occurred at the beginning of the period presented. The historical statements of operations of Karat Platinum and Sentra for the six months ended September 30, 2007 have been derived from the companies’ respective historical unaudited statements of operations for such period included elsewhere in this form 8K.

Certain reclassifications have been made to conform Sentra’s and Karat Platinum’s historical amounts. The pro forma combined provision for income taxes does not reflect the amounts that would have resulted had Sentra and Karat Platinum filed consolidated income tax returns during the periods presented.

Pro forma adjustments are necessary to (i) record certain events related or attributable to the merger which have occurred at Karat Platinum prior to closing and (ii) the accounting upon consummation of the merger. No pro forma adjustments were required to conform Karat Platinum’s accounting policies to Sentra’s accounting policies. Descriptions of the adjustments included in the unaudited pro forma condensed combined statements of operations are as follows:

Karat Platinum Adjustments Related to Merger

(e) Elimination of inter-company interest expense.

(f) Reflects the elimination of deferred finance costs related to the merger.